Exhibit 10.28

EXECUTION COPY

LEASE

900 MIDDLESEX PROPERTY OWNER, LLC

Landlord

And

MARKFORGED, INC.
Tenant

Location Address
900 Middlesex Turnpike, Building 4
Billerica, MA

LEASE

THIS LEASE is entered into as of March ____, 2019 (“Effective Date”), between 900 MIDDLESEX PROPERTY OWNER, LLC, a Massachusetts limited liability company (“Landlord”), and MARKFORGED, INC., a Delaware corporation (“Tenant”).

Landlord and Tenant agree:

ARTICLE 1. BASIC LEASE INFORMATION

1.1          TERMS. In addition to terms defined in the text, the following defined terms are used in this Lease:

ADDITIONAL RENT: Any sum of money which this Lease requires Tenant to pay in addition to Minimum Rent, specifically including, without limitation, Impositions, Operating Expenses, and other monies due Landlord from Tenant under this Lease.

BUILDING: The building containing the Leased Premises located on a portion of the Property located at 900 Middlesex Turnpike, Building 4, Billerica, Massachusetts, containing approximately 94,174 rentable square feet of space.

COMMON AREAS: Those portions of the Property which are intended for the common use of the Tenant and other tenants in the Building on the Property, including parking areas and driveways.

DELIVERY DATE: The date of Substantial Completion of Landlord Work, which Landlord estimates will occur on or before May 31, 2019 (the “Anticipated Delivery Date”). Notwithstanding the foregoing, the completion of the entryway and façade improvements will occur within sixty (60) days following the Delivery Date. Tenant shall only be required to pay utilities and its pro rata share of Operating Expenses during the Free Rent Period. No Minimum Rent will be due until the end of the Free Rent Period.

RENT COMMENCEMENT DATE: The date that is the first to occur of (a) the date that is ninety (90) days after the Delivery Date or (b) the date that Tenant first occupies the Leased Premises for the conduct of business.

EARLY ACCESS PERIOD: Tenant shall be granted early access to the Leased Premises on or about the Effective Date (the “Early Access Period”) to commence Tenant improvements, including, without limitation, installation of its furniture, fixtures and equipment, preparing the Leased Premises for the Tenant’s use so long as Tenant and its contractors do not interfere with Landlord and its contractors. Tenant shall, during the Early Access Period, provide Landlord with the required Tenant insurance prior to entering into occupancy during the Early Access Period.

FREE RENT PERIOD: The period of time commencing on the Rent Commencement Date and ending on the last day of the fourth (4th) month following the Rent Commencement Date.

HAZARDOUS SUBSTANCES: All hazardous, radioactive or toxic substances, materials or waste which is or becomes regulated under any applicable law or governmental requirement, including without limitation, (i) a petroleum product, crude oil or any fraction thereof (including waste oil), (ii) asbestos, (iii) polychlorinated biphenyls, (iv) chloroflourocarbons, (v) actionable levels of radon gas, and (vi) any substance, material or waste (whether or not mixed or combined with other substances) listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. 172.101), identified by the Environmental Protection Agency as hazardous substances (40 C.F.R. Part 302), or designated as a “hazardous substance” under the Clean Water Act, a “hazardous waste” under the Resource Conservation and Recovery Act, or a “hazardous material” under the Comprehensive Environmental Response, Compensation, and Liability Act.

IMPOSITIONS. See Section 4.1.

LEASED PREMISES: Approximately 25,000 square feet of space located in the Building, and identified on Exhibit A.

LEASE TERM: The period commencing on the Delivery Date and expiring on the last day of the seventh (7th) Lease Year.

LEASE YEAR: The first Lease Year shall be a period beginning on the Rent Commencement Date and ending the last day of the twelfth full calendar month following the Free Rent Period; each subsequent Lease Year shall be a period of 12 consecutive full calendar months thereafter. For the avoidance of doubt, if the Free Rent Period does not expire on the last day of a calendar month, the first Lease Year during the Lease Term shall include the remainder of the month in which the Free Rent Period expires, plus the immediately succeeding twelve (12) calendar month period. Landlord and Tenant each agree that as of the Effective Date, Landlord and Tenant shall be each bound by the terms and conditions of the Lease.

LEGAL REQUIREMENTS: All federal, state, local and other governmental statutes, laws, rules, regulations, ordinances, and governmental or judicial orders affecting the Leased Premises or the Building, or the use thereof, at any time during the Lease Term.

MINIMUM RENT: Minimum Rent shall be payable as follows:

Lease Period	Annual Minimum Rent	Monthly Installment
Delivery date - end of the Free Rent Period	$0.00	$0.00
Year 1	$343,750.00	$28,645.83
Year 2	$354,062.50	$29,505.21
Year 3	$364.684.38	$30,390.36
Year 4	$375,624.91	$31,302.08
Year 5	$386,893.65	$32,241.14
Year 6	$398,500.46	$33,208.37
Year 7	$410,455.48	$34,204.62

MORTGAGE: Any mortgage, trust deed, deed of trust, security agreement or other instrument in the nature of a mortgage creating a lien against the Leased Premises or any assignment of rents or leases, surrender agreement or other written agreement allowing a debt holder to take possession of the Leased Premises in case of default by Landlord or Tenant under any such instrument. ‘‘Mortgagee” means any mortgagee in a mortgage.

OPERATING EXPENSES: As said term is defined in Section 5.2

PERMITTED USE: The Leased Premises may be used for the purpose of manufacturing, research and development, storage and distribution and ancillary office use, and for such other lawful purposes as may be incidental thereto.

PROPERTY: The real properly located at 900 Middlesex Turnpike, Building 4, Billerica, Massachusetts described in Exhibit B, together with the Building and other buildings thereon and all other improvements thereon owned by Landlord.

PRO RATA SHARE: Tenant’s Pro Rata Share shall be 26.55%.

REAL ESTATE TAXES: The real property taxes or any tax levied in lieu thereof or in addition thereto, or due to the ownership or operation of, the Building or Property levied, assessed or allocated (including any special assessments created by formation of a special improvement district or created in any other manner) for any period included in the Lease Term or any extensions thereof, and all such taxes levied or assessed thereon for any period, part of which is included in the Lease Term or any extensions thereof. There shall be excluded from such Real Estate Taxes all income, estate, excise, succession, inheritance and transfer taxes.

RENT: The Minimum Rent and Additional Rent.

RENTABLE AREA: Area, in square feet, on all levels or floors within the Leased Premises or Building (as applicable) at the time of determination, measured from the exterior face of exterior walls and to the center line of any walls shared with any other premises or building, including basement space, balcony and mezzanine space, and space occupied by walls, columns, elevator wells, dumb-waiters, stairs, escalator wells, conveyors or other interior construction and equipment. The various Rentable Areas mentioned in this Lease are subject to adjustment from time to time to reflect (i) any change in the size or use of the Building; (ii) the construction or demolition of floor in the Building. Notwithstanding anything to the contrary herein, the parties agree that the Rentable Area of the Premises is 25,000 square feet and the Rentable Area of the Building is 94,174 square feet.

TENANT’S PERMITS: Any governmental permits (including zoning, development, and special use permits) which are necessary for the lawful operation of the Leased Premises for the Permitted Use; Certificate of Occupancy if required based on Tenant Work.

1.2          NOTICE ADDRESSES OF PARTIES:

LANDLORD:

900 Middlesex Property Owner, LLC
133 Pearl Street
Boston, MA 02110
Attention: Steven E. Goodman

with copies to:

and:

Peter W. Shrair, Esquire
Cooley, Shrair P.C.
1380 Main Street
Springfield, MA 01103
Facsimile: 413-733-3042
Email: pshrair@cooleyshrair.com

TENANT:
Markforged, Inc.
85 School Street

Watertown, MA

Attention: Mr. Kevin Rhodes – Chief Financial Officer

1.3           EXHIBITS.     The following Exhibits are attached to and incorporated into this Lease:

Exhibit A - Lease Plan
Exhibit A-l – Expansion Premises
Exhibit A-2 – Parking

Exhibit B - Legal Description of the Property
Exhibit C – Landlord Work
Exhibit D – Tenant Work

Exhibit E - Subordination, Non-Disturbance and Attornment Agreement

ARTICLE 2. LEASE OF PREMISES

2.1           LEASE OF PREMISES. In consideration of the obligation of Tenant to pay Rent and of the other terms, covenants and conditions in this Lease, Landlord hereby lets and demises the Leased Premises to Tenant and Tenant hereby leases the Leased Premises from Landlord for the Lease Term, all upon the terms and conditions in this Lease. Subject to the terms and conditions of this Lease and Tenant’s observance of the terms hereof, Tenant shall lawfully and quietly hold, occupy, and enjoy the Leased Premises during the Lease Term without hindrance or molestation by Landlord or any person(s) claiming under Landlord. Landlord reserves the right to install and maintain within the walls, columns and suspended ceilings of the Leased Premises, wires, pipes, cables, flues, ducts and conduits for ventilation, heating, air conditioning, water, gas, sewer, drains, sprinklers and electricity, leading to other portions of the Building and to have access thereto at all reasonable times through the Leased Premises for the purpose of installing, inspecting, maintaining, repairing and replacing the same. Such installation and maintenance shall be accomplished so as to minimize any detrimental effect upon Tenant’s operation of the Leased Premises. Landlord also reserves the right at any time during the Lease Term to reconfigure, alter and change the Building and Property, excluding the Leased Premises, provided, however, that such reconfiguration, alteration or change shall not materially adversely interfere with Tenant’s operations in the Leased Premises, the number of parking spaces required by local zoning for the Building, ingress or egress to the Leased Premises and any loading docks and truck access, or utilities and/or mechanical serving the Leased Premises. Landlord shall use reasonable efforts to minimize interference with Tenant’s business during any such work and shall diligently pursue such work to completion.

Except as expressly set forth in this Lease, Tenant shall accept the Leased Premises on the Delivery Date in its “AS-IS” condition, subject to all applicable laws, ordinances, regulations, covenants and restrictions, and Landlord shall have no obligation to perform or pay for any repair or other work therein except for the Landlord Work. Landlord has made no representation or warranty as to the suitability of the Leased Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. TENANT ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE, IT HAS INSPECTED AND ACCEPTS THE LEASED PREMISES IN AN “AS IS, WHERE IS” CONDITION, (2) THE BUILDING AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE LEASED PREMISES ARE LEASED; AND (3) LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE LEASED PREMISES,, (4) THE LEASED PREMISES IS IN GOOD AND SATISFACTORY CONDITION, (5) NO REPRESENTATIONS AS TO THE REPAIR OF THE LEASED PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE LEASED PREMISES HAVE BEEN MADE BY LANDLORD, AND (6) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE LEASED PREMISES. Except as otherwise may expressly be provided herein, in no event shall Landlord have any obligation for any defects in the Leased Premises or any limitation on its use. The taking of possession of the Leased Premises shall be conclusive evidence that Tenant accepts the Leased Premises and that the Leased Premises were in good condition at the time possession was taken except for Landlord’s Work, items that are Landlord’s responsibility hereunder and any punch-list items agreed to in writing by Landlord and Tenant.

2.2           Extension Options. Tenant shall have the option (“Extension Option”) to extend the term of the Lease for two (2) terms of five (5) years each (each an “Extension Term”). Each such Extension Term shall begin the first day following the expiration of the then current Term. Tenant shall have the right to exercise the extension option conferred herein by giving Landlord notice at least nine (9) months prior to the expiration of the initial Term of the then current Extension Term; provided that, at the time of exercise no Event of Default has occurred and remains uncured, and Tenant has not assigned the Lease other than to a successor permitted under this Lease without Landlord’s consent.

The Extension Option shall be subject to all of the terms and conditions contained in the Lease, except that Minimum Rent during each Extension Term shall be at one hundred percent (100%) of Market Rent. “Market Rent” shall be the anticipated rate in effect for the Leased Premises as of the commencement of the applicable Extension Term based upon the rents generally in effect for leases of space for comparable buildings in the Route 3 R&D flex market of equivalent quality, size, utility and location, taking into account the length of the term, the credit standing of the tenant, any tenant inducements, and all other relevant factors. In the event that Tenant shall exercise an Extension Option, then the Market Rent shall be agreed upon in a meeting of the parties hereto held at least two hundred forty (240) days prior to the expiration of the initial Term or first Extension Term, as applicable. If the parties are able to agree on an amount of Market Rent that is mutually satisfactory, then such agreements shall be placed in writing and shall be signed by the parties hereto and shall thereupon become a part of this Lease.

If the parties hereto are unable to agree upon the Market Rent at least one hundred eighty (180) days prior to the commencement of the Extension Term, then the disagreement shall be promptly submitted to arbitration by Tenant. Tenant’s failure to submit this dispute to arbitration at least one hundred sixty-five (165) days prior to the commencement of the Extension Term shall be deemed an acceptance of the last estimate of Market Rent offered by Landlord. If Tenant does timely file for arbitration, each party shall select an arbitrator having not less than ten (10) years’ actual experience in the commercial real estate brokerage business in the Route 3 R&D flex market, and the arbitrators so selected shall immediately meet for the purpose of hearing and deciding the dispute and fixing the relevant rate of rent. If the two arbitrators selected agree on Market Rent, their decision shall be binding on both parties. If the two arbitrators selected cannot agree on the Market Rent within ten (10) business days after appointment (the “Initial Review Period”), but the rates differ by less than five percent (5%), the Market Rent shall be the average of the two rates. If the rates differ by more than five percent (5%), no later than five (5) business days following the expiration of the Initial Review Period, the two arbitrators shall select a third arbitrator with qualifications similar to their own. Within ten (10) business days following appointment, the third arbitrator shall select one of the two rental rates promulgated by the first two arbitrators as the Market Rent, it being agreed that the third arbitrator shall not have the right to take an average or select another rent as the Market Rent. If the arbitrators cannot agree on the third arbitrator, they shall petition the presiding judge of the local state court having jurisdiction to appoint such arbitrator to act as an umpire between the arbitrators selected by Landlord and Tenant. The decision of the third arbitrator or presiding judge, as the case may be, shall be binding on both parties. Landlord and Tenant shall each be responsible to pay their respective arbitrators and will share equally the cost of the third arbitrator.

2.3           Expansion Option. Tenant shall have the right, subject to and upon the terms and conditions of this Section 2.3, to lease that portion of the Building comprised of approximately 9,000 rentable square feet and shown on Exhibit “A-1” attached hereto (the “Machine Shop Area”), currently leased to Tecnau. Tenant may deliver written notice to Landlord at any time between March 1, 2020 and December 31, 2021 exercising such option to lease the Machine Shop Area (the “Notice Period”), and in such case Landlord shall deliver the Machine Shop Area to Tenant, in vacant, broom clean condition, with the HVAC and other systems serving the Machine Shop Area in good working order, within one hundred and twenty (120) days after the date of such written notice to Landlord (the “Notice Period”), but in no event will such delivery occur prior to March 1, 2020. If Tenant timely delivers such notice, then the Expansion Premises shall be added to the Leased Premises and they shall be subject to all terms, conditions and covenants of the Lease; and minimum rent, and Tenant’s Pro Rata share shall be proportionately increased and adjusted in accordance with the increased square footage. Landlord will supply an additional Tenant Improvement allowance of $15 per square foot, pro-rated for the then remaining lease term. Within fifteen (15) days of such notice from Tenant, Landlord and Tenant shall execute and amendment to this Lease to memorialize such expansion. Provided that the Tecnau completes such relocation within the Notice Period and leaves the Machine Shop Area in broom-clean condition, Tenant will reimburse Landlord for Tecnau’s paid and documented relocation expenses up to $25,000. If Landlord has not delivered the Machine Shop Area in the condition required by this Section 2.3 within the Notice Period, and if such failure continues for an additional 15 days thereafter, then Tenant shall be entitled to a credit against Minimum Rent due only with respect to the Machine Shop Area on a day-by-day basis for each one (1) day thereafter until the Landlord delivers the Machine Shop Area to Tenant. If Tenant shall fail to timely give such notice on or before December 31, 2021, Tenant shall be deemed to have waived such right, and Landlord shall thereafter be free to lease the Expansion Premises to such parties and on such terms as Landlord shall determine in its sole discretion, subject, however, to the provisions of Section 2.4 below.

It shall be a condition to Tenant’s right to exercise the option to lease the Expansion Premises that Tenant (i) is not in default (beyond applicable notice and cure periods) under the terms of this Lease, (ii) has not subleased twenty-five percent (25%) of the Leased Premises, and (iii) has not assigned the Lease, in either case except in connection with a transaction permitted without Landlord’s consent under this Lease.

2.4           Right of First Refusal. Provided no Event of Default exists and Tenant has not assigned this Lease and is not then subleasing more than twenty-five percent (25%) any portion of the Leased Premises, prior to renting to a third party any space in the Building available for lease (“Available Space”), at such time as Landlord has received an offer to lease space in the Building that Landlord is willing to accept, prior to signing a lease with any third party on such terms including, without limitation, any proposed extension of the existing Tecnau lease beyond the current expiration date, Landlord will first deliver a written notice to Tenant offering to lease the Available Space to Tenant, including a description of the Available Space and the rental and other economic and materials terms for such Available Space (“Offered Lease Terms”). On or before the date that is seven (7) business days after the date of Landlord’s submission of the Offered Lease Terms, Tenant shall have the right (“First Refusal Right”) to send Landlord a written notice in accordance with the requirements of Section 22.4 stating that Tenant irrevocably elects to rent such Available Space. If Tenant timely delivers such notice, Landlord shall lease to Tenant the Available Space upon the Offered Lease Terms, except as follows:

(x)           if the Available Space is offered by Landlord to Tenant within the first twenty- four (24) months after the Delivery Date, the lease of such Available Space shall be upon all of the terms, conditions and covenants of this Lease, and Minimum Rent, and Tenant’s Pro Rata share shall be proportionately increased and adjusted in accordance with the increased square footage, and Landlord will supply an additional Tenant Improvement allowance of $15 per square foot, pro-rated for the then remaining lease term;

(y)           if the Available Space is offered by Landlord to Tenant within the last twenty- four (24) months of the Lease Term, the lease of such Available Space shall be upon all of the Offered Lease Terms, and the term of this Lease with respect to the original Premises will be extended to be coterminous with the lease term of the Available Space, and the extended term after the then remaining term of the original Premises shall be upon the Offered Lease Terms as applied to the original Premises; and

(z)            if the Available Space is offered by Landlord to Tenant at any time other than during the periods set forth in clauses (x) and (y), the lease of such Available Space shall be upon all of the Offered Lease Terms, and the term of this Lease with respect to the original Premises will be extended to be coterminous with the lease term of the Available Space upon all the same terms and conditions of this Lease, including Annual Minimum Rent, which shall continue to increase annually in the same fashion as during the initial term.

If Tenant elects not to lease the Available Space or if said notification is not so given timely delivered by Tenant, then Landlord shall be free to lease the Available Space within three hundred sixty-five (365) days thereafter, upon terms (including without limitation, Minimum Rent, leasable area, etc.) that are no less than ninety-five percent (95%) of the economic terms that were offered to Tenant. This Right of First Refusal shall remain in full force and effect throughout the Term and any extensions or renewals, unless, and until such time as, the Tenant declines an offer to exercise the Right of First Refusal with respect to a particular offered Available Space, but such right shall continue with respect to any portion of the Building that has not previously been so offered. This Right of First Refusal is superior to any other rights granted to any third parties.

If Tenant duly and timely exercises the First Refusal Right, Tenant and Landlord shall, within ten (10) days after Tenant’s exercise of the First Refusal Right, execute an amendment to this Lease covering the Available Space, the rental therefor, Tenant’s Pro Rata Share and such other changes as may be required to reflect that such Available Space is being leased to Tenant.

ARTICLE 3. MINIMUM RENT

3.1           MINIMUM RENT. Throughout the Lease Term, Tenant covenants and agrees to pay the Minimum Rent as set forth in Section 1.1 to Landlord as rent for the Leased Premises. Monthly installments of Minimum Rent shall be payable without setoff or deduction, without notice or demand, in advance, on or before the Rent Commencement Date and on the first day of each subsequent calendar month during the Lease Term. Minimum Rent for any partial month shall be prorated on a per diem basis. Minimum Rent shall be paid at Landlord’s Address or at such other address as Landlord may from time to time designate in writing.

3.2           SECURITY DEPOSIT. Simultaneously with the execution of this Lease, Tenant shall at its option, (i) pay to Landlord a security deposit or (ii) deliver to Landlord an irrevocable standby letter of credit (the “Original Letter of Credit”) which shall be (i) in the form of Exhibit_ attached to this Lease (the “Form LC”), (ii) issued by creditworthy banking institution having a net worth of not less than Five Billion ($5,000,000,000.00) Dollars reasonably satisfactory to Landlord (Landlord hereby approving Silicon Valley Bank as issuer of the Letter of Credit), in the amount of One Hundred Thousand and 00/100 Dollars ($100,000). The Security Deposit shall be held by Landlord for the performance of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Landlord’s damage in case of default by Tenant. Upon the occurrence of any Event of Default, Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent reasonably necessary to cure such Event of Default. Any remaining balance of the Security Deposit shall be returned by Landlord to Tenant within thirty (30) days following the expiration of the term of this Lease. Provided that no Event of Default has occurred, Landlord agrees that following the second full year of Tenant paying Minimum Rent that the Security deposit may be reduced to Fifty Thousand and 00/100 Dollars ($50,000).

ARTICLE 4. TAXES

4.1           TAXES. Throughout the Lease Term from and after the Rent Commencement Date, Tenant shall pay or cause to be paid in accordance with the formula described in Section 4.2, as Additional Rent, to Landlord in the manner provided in this Article, Tenant’s Pro Rata Share of all of the following “Impositions”: Real Estate Taxes (general or special) and other ad valorem taxes on tangible property, assessments, water and sewer rents and charges and other governmental charges (other than inheritance, personal income or estate taxes), which are assessed, levied, confirmed, imposed or become a lien upon the Property at any time with respect to the Lease Term. Impositions shall not include any franchise, excise, transaction, sales, income or privilege taxes. Impositions also include Landlord’s reasonable costs and expenses (including reasonable attorney’s fees) in contesting or attempting to reduce any taxes provided such costs and expenses are based upon a percentage of the savings and/or reductions received and are passed through to Tenant at the time such savings and/or reductions are received. Any Imposition relating to a fiscal period of the taxing authority part of which is prior to the Rent Commencement Date or after the end of the Lease Term, shall be adjusted between Landlord and Tenant so that Landlord pays the prorated portion of such Imposition attributable to the portion of such fiscal period prior to the Rent Commencement Date or after the end of the Lease Term. If Landlord elects to pay assessments on the Property in a lump sum, Tenant shall only be responsible for its portion of the amount of the assessment that would have been due had Landlord paid the assessments in installments if such option were available to Landlord.

4.2           PAYMENT. Tenant will pay to Landlord, as Additional Rent, on the Rent Commencement Date and the first day of each following month during the Lease Term one-twelfth (1 /12th) of Landlord’s then current estimate of the annual amount of Tenant’s Pro Rata Share of Impositions. Landlord may reasonably revise such estimate but no more often than biannually, and subsequent payments by Tenant will be based upon Landlord’s reasonable revised estimate.

ARTICLE 5. OPERATING EXPENSES

5.1           PAYMENT OF OPERATING EXPENSES. Tenant shall pay to Landlord, as Additional Rent, as provided below, Tenant’s Pro Rata Share of Operating Expenses, paid or incurred by Landlord, during the Lease Term and applicable to the Lease Term.

5.2           (a)    The Tenant shall also pay to the Landlord, in addition to the Minimum Rent and other payments to be paid hereunder, as Additional Rent, the Tenant’s Pro Rata Share of all the Landlord’s reasonable costs and expenses paid or incurred by Landlord in operating, repairing, maintaining and managing the Building (collectively, but subject to the exclusions and limitations of this Article 5, the “Operating Expenses”). The Operating Expenses shall include, but not be limited to: landscaping, water and sewer charges (unless metered separately for Tenant), electric power and lighting, heating and cooling of common areas, all reasonable maintenance, repairs and replacements required to be made by Landlord to the Leased Premises, the Building or their appurtenant areas (subject to the other limitations herein), building and liability insurance, cleaning of the Common Areas, sanding and removal of snow and ice and refuse removal, and maintenance (including restriping) of all the paved areas of roadways and parking lots (but repaving shall be considered a capital expense), as well as the following:

(i)      All expenses incurred by Landlord or Landlord’s agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen’s compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord’s agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord’s agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Building, including, without limitation, day and night supervisors, manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably prorated among the Building and such other properties.

(ii)       The cost of Impositions to the extent not paid by Tenant under Section 4.1, services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Building.

(iii)       The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Building, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Building and such other properties.

(iv)       A sum not to exceed four percent (4.00%) of annual gross income for management of the Property, together with amounts accrued for legal and other professional fees relating to the Building, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Building.

(v)       Premiums for insurance against damage or loss to the Building from such hazards as Landlord shall determine, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to furnish any of the aforesaid.

(b)           Notwithstanding anything to the contrary in this Lease, Operating Expenses will not include: (i) depreciation on the Building; (ii) financing and refinancing costs, interest on debt or amortization payments on any mortgage, or rental under any ground or underlying lease; (iii) leasing commissions, advertising expenses, tenant improvements, attorney’s fees, or other costs directly related to the leasing of the Building; (iv) Impositions to the extent already paid by Tenant under Section 4.1, income, excess profits or corporate capital stock tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any taxes includable in Operating Expenses above; (v) expenses incurred by Landlord to prepare, renovate, repaint, redecorate or perform any other work in any space leased to an existing tenant or prospective tenant of the Building; (vi) expenses incurred by Landlord to lease space to new tenants or to retain existing tenants, including leasing commissions, advertising and promotional expenditures; (vii) expenses incurred by Landlord to resolve disputes or to enforce or negotiate lease terms with prospective or existing tenants; (viii) interest, principal, points and fees, amortization or other costs associated with any debt, and rent payable under any lease to which this Lease is subject, and all costs and expenses associated with any such debt or lease and any ground lease rent, irrespective of whether this Lease is subject or subordinate thereto; (ix) costs of alterations, capital repairs, capital replacements, capital improvements, equipment replacement and other items which under generally accepted accounting principles are properly classified as capital expenditures (which shall be deemed to include any repaying of driveways or parking areas, and any replacement of any major component of an HVAC system), except that the only the annual amortization of these costs shall be included, spread over the reasonably anticipated useful life of the subject item, with interest added thereon at 8%; provided however, Capital Improvements (as differentiated from capital repairs and capital replacements) shall only be included hereunder to the extent that such Capital Improvements (A) reduce Operating Expenses, or (B) are required to comply with federal, state or local laws or regulations first in effect and applicable to the Building after the Commencement Date; (x) costs to correct any penalty or fine incurred by Landlord due to Landlord’s violation of any federal, state or local law or regulation and any interest or penalties due for late payment by Landlord of any of the Operating Expenses; (xi) costs arising from the negligence or willful misconduct of Landlord or its Agents; (xii) expenses for the defense of the Landlord’s title to all or any part of the Building or the land appurtenant to it; (xiii) costs incurred to remediate hazardous materials from the Leased Premises, the Building or the land associated therewith that existed at the Leased Premises as of the date of the Lease or entered the Building by the acts of Landlord, its agents or contractors; (xiv) expenses for any item or service which Tenant pays directly to a third party or separately reimburses to Landlord (other than as an Operating Expense) and expenses incurred by Landlord to the extent the same are reimbursable or reimbursed (other than as an Operating Expense) from any other tenants, occupants of the property, or third parties; (xv) salaries of, benefits and other compensation paid to employees of Landlord and or Landlord’s managing agent above the grade of “building manager” as such term is commonly understood in the property management industry, provided all salaries, benefits and other compensation otherwise allowed to be included in Operating Expenses shall also exclude any portion of such costs related to any such employee’s time not spent directly in the operation of the Building; (xvi) expenses incurred by Landlord for repairs or other work occasioned by fire, windstorm, or other insurable casualty or by condemnation, to the extent of insurance proceeds or condemnation proceeds received by Landlord; (xvii) Landlord’s general corporate overhead and administrative expenses; (xviii) costs paid to any affiliates or other parties related to Landlord for services or materials to the extent such costs are in excess of the amount which would be paid to an unrelated third party at market prices for such materials or services; (xix) special assessments or special taxes initiated as a means of financing improvements to the Building and the surrounding areas thereof; and (xx) any reserves of any kind. Landlord shall have the right to directly perform (by itself or through an affiliate) any services provided under this Lease provided that the Landlord’s charges included in Operating Expenses for any such services shall not exceed reasonable market rates for comparable services.

5.3           Tenant’s Pro Rata Share of the costs and expenses set forth in Section 5.01 shall be computed by multiplying the whole of the Operating Expenses by Tenant’s Pro Rata Share.

5.4           ESTIMATED PAYMENTS. Commencing on the Rent Commencement Date, Tenant will pay to Landlord, as Additional Rent, on the first day of each month during the Lease Term one-twelfth (1/12th) of Landlord’s estimate of the amount of Operating Expenses payable by Tenant under Section 5.1 during the subject calendar year or partial calendar year (the “Estimated Operating Expenses”). The Estimated Operating Expenses are subject to revision according to the further provisions of this Section and Section 5.4. Fifteen (15) days prior to the close of the applicable calendar year, Landlord will give Tenant written notice of Landlord’s estimate of the amounts payable under Section 5.1 for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year. Tenant will pay to Landlord one-twelfth (1/12th) of such amount: however, if such notice is not given within such 15-day period. Tenant will continue to pay on the basis of the prior year’s estimate until the month after such notice is given. In the month Tenant first pays Landlord’s new estimate, Tenant will pay to Landlord the difference between the new estimate and the amount payable to Landlord for the prior year’s estimate, for each month which has elapsed since the end of the prior calendar year. If at any time or times it reasonably appears to Landlord that the amount payable under Section 5.1 for the current calendar year will vary from Landlord’s Estimated Operating Expenses, then Landlord may, by written notice to Tenant, but no more often than biannually, revise Landlord’s estimate for such year, and subsequent payments by Tenant for such year will be based upon Landlord’s reasonable revised estimate.

5.5           ANNUAL SETTLEMENT. Prior to April 15 of each year Landlord will deliver to Tenant a statement of the actual amounts payable under Section 4.2 and Section 5.1 for the preceding calendar year (the ‘Adjustment Statement”). Such Adjustment Statement will be final and binding upon Landlord and Tenant unless Tenant objects in writing to Landlord within one hundred twenty (120) days after it is given to Tenant. If such statement shows an amount owing by Tenant that is less than the estimated payments made by Tenant for such calendar year, the excess will be held by Landlord and credited against the next payment of Rent; however, if the Lease Term has ended and Tenant was not in default at its end beyond any applicable notice and cure period, Landlord will refund the excess to Tenant within thirty (30) days after mailing the applicable Adjustment Statement to Tenant. If such Adjustment Statement shows an amount owing by Tenant that is more than the estimated payments made by Tenant for such calendar year and Tenant does not dispute such Adjustment Statement, Tenant will pay the deficiency to Landlord within 30 days after the delivery of such Adjustment Statement. Landlord will maintain accurate books and records of Operating Expenses and Impositions. Upon Tenant’s written request, Landlord shall make available to Tenant and Tenant’s agents, employees and accountants, for inspection from time to time during business hours in the management office, Landlord’s records of such Operating Expenses and Impositions. Tenant shall be entitled to photocopy such information as Tenant requires in order to check or verify such Operating Expenses and Impositions. Any audit conducted by Tenant shall be performed at Tenant’s sole expense, unless the result of such audit establishes that Tenant has been overcharged by more than five percent (5%) of the amount which should have been charged, in which event Landlord shall pay for the actual cost of such audit up to Two Thousand Five Hundred and 00/100 Dollars ($2,500), provided that such audit was done on a reasonable hourly fee basis and not a contingency or percentage basis.

5.6           FINAL PRORATION. If this Lease ends on a day other than the last day of a calendar year, the amount payable by Tenant under Section 5.1 for the calendar year in which this Lease ends will be calculated on the basis of the number of days of the Lease Term falling within such calendar year, and Tenant’s obligation to pay the amount so determined will survive the expiration or other termination of this Lease.

5.7           ADDITIONAL RENT. Amounts payable by Tenant under Articles 4 and 5 will be payable as Additional Rent, without offset or deduction. If Tenant fails to pay any amounts due according to this Article, Landlord will have all rights and remedies available to it on account of Tenant’s failure to pay Rent.

ARTICLE 6. CONDITION AND ACCEPTANCE OF PREMISES

6.1          6.1       CONSTRUCTION.

(a)       Landlord shall construct in a good and workmanlike manner, in accordance with all applicable laws and regulations, all of the work described in the specifications attached hereto as Exhibit C and incorporated herein (the “Landlord Work”) and supply all work, labor, materials and equipment necessary to complete the Landlord Work in accordance with the specifications. Landlord shall use commercially reasonable diligence to Substantially Complete the Landlord Work on or before the Anticipated Delivery Date; provided, however, the Landlord will use commercially reasonable efforts to achieve Substantial Completion earlier than this Anticipated Delivery Date at which time Tenant will take possession of the Leased Premises, which will constitute the Delivery Date.

(b)       Landlord shall apply for and obtain in a timely manner, at its sole cost and expense, all permits, licenses, approvals, consents and certificates necessary for the construction of the Landlord Work. Tenant may inspect the progress of the Landlord Work prior to the Anticipated Delivery Date provided that Tenant does not interfere with the Landlord Work and does not interfere with the business operations and/or occupancy of the Property by existing tenants.

(c)       Tenant shall be responsible for any Tenant Work, which shall include, without limitation, all buildout of the Leased Premises, excluding the Landlord Work and warehouse equipment, and obtaining any operational, business or trade licenses or permits to the extent required to obtain the temporary and/or final occupancy permit for the Leased Premises, as well as all “Tenant Improvements” (defined in Section 6.4) (the “Tenant Work”). Tenant shall apply for and obtain in a timely manner, at its sole cost and expense, all permits, licenses, approvals, consents, and certificates necessary for the construction of the Tenant Work.

6.2           LATE COMPLETION. Notwithstanding anything to the contrary contained in this Lease, if Substantial Completion of the Landlord Work is delayed beyond the Anticipated Delivery Date as a result of Tenant Delay (as hereinafter defined), then, for purposes of determining the Rent Commencement Date, Substantial Completion shall be deemed to have occurred on the date that Substantial Completion would have occurred but for such Tenant Delay. Without limiting the foregoing, Landlord shall use commercially reasonable speed and diligence to Substantially Complete the Landlord Work on or before the Anticipated Delivery Date. If Substantial Completion of the Landlord Work is delayed beyond the Anticipated Delivery Date for any reason (other than Tenant Delay and Force Majeure), then Tenant shall be entitled to extend the Free Rent Period on a day-by-day basis for each one (1) day of delay until the date the Landlord Work is Substantially Completed. The Term of the Lease shall not be reduced.

6.3 DEFINITIONS. For purposes of this Lease:

(a)       The Landlord Work shall be deemed to be “Substantially Completed” (or any grammatical variation thereof) at such time as the Landlord’s Work has been completed in accordance with Exhibit C, subject only to minor punchlist items (i.e., such minor unfinished items as shall not materially impair Tenant’s ability to complete Tenant’s Work and use the Leased Premises in the ordinary course of Tenant’s operations, which items can reasonably be completed within sixty (60) days thereafter) and Landlord has obtained all necessary inspections and approval from governmental authorities and the Leased Premises may be legally occupied.

(b)       “Tenant Delay” shall mean any actual delay in the Substantial Completion of the Landlord Work to the extent caused by Tenant, including, without limitation, (i) Tenant’s failure to meet any time deadlines specified herein, (ii) the performance of any other work in the Leased Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work, specifically including, but not limited to, Tenant’s installation of office furniture, racking and warehouse equipment, and (iii) Landlord’s inability to obtain a temporary or permanent occupancy permit for the Leased Premises because of the need for completion of all or a portion of the Tenant Work, specifically including, but not limited to. Tenant’s installation of office furniture, racking and equipment. In the event of a Tenant Delay, Landlord shall provide Tenant with written notice of the same, and Tenant shall cure such Tenant Delay within ten (10) business days of Tenant’s receipt of said notice; and

(c)       “Tenant Work” shall mean, in addition to that described in Section 6.1(c), any work under separate permit to be obtained by Tenant, equipment installation (including without limitation, telephone, cable, security/alarm and other similar installations) to the extent the same are reasonably approved by Landlord in writing and are not provided for under the specifications as “Landlord Work” and are intended to be performed by Tenant or on behalf of Tenant under Tenant supervision.

6.4.          ALLOWANCE. Landlord and Tenant agree that Landlord shall provide Tenant with an allowance of Four Hundred Forty Thousand and 00/100 Dollars ($440,000.00) (the “Tenant Improvement Allowance”) for the Tenant Work and any other work and improvements that Tenant may in its discretion elect to make to the Premises (collectively the “Tenant Improvements”). The Tenant Improvement Allowance may be used for the Tenant Improvements and any costs relating to the design, construction, acquisition and installation of the Tenant Improvements to be installed in the Leased Premises, including without limitation, architectural and engineering fees, licenses, permits and the costs of any and all plans and specifications and/or construction of the Tenant Improvements. With respect to all Tenant Improvements, if such Tenant Improvements consist of any structural improvement, then (i) Tenant’s choice of architects/space planner and contractor, if any, with respect to such Tenant Improvements, shall be subject to Landlord’s prior written approval, with approval not to be unreasonably withheld, conditioned or delayed, (ii) prior to commencement of construction of the Tenant Improvements, Tenant shall provide Landlord with plans and specifications for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, (iii) such Tenant Improvements shall be constructed in accordance with such plans and specifications approved by Landlord, and (iv) Tenant or Tenant’s contractor shall carry “Builder’s All Risk” insurance in commercially reasonable amounts covering the construction Tenant Improvements. All Tenant Improvements shall be performed and completed in compliance with all applicable laws, codes, regulations and ordinances, free of liens and without any claims for unpaid bills or materials, labor or supplies. Tenant’s contractor or contractors for the Tenant Improvements shall be licensed and carry Worker’s Compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance, including property damage, all with commercially reasonable limits in form reasonably approved by Landlord. Tenant’s contractor or contractors shall submit to Landlord, a Certificate of Insurance, naming Landlord as an additional insured. Tenant shall furnish to Landlord, to the extent applicable, executed construction permits, evidence reasonably satisfactory to Landlord of final inspection of the Tenant Improvements by all governmental agencies having jurisdiction over the Premises and such invoices, certifications, affidavits, lien releases and other documentation as Landlord may reasonably request, to be assured, to Landlord’s reasonable satisfaction, that the Tenant Improvements have been completed in compliance with all laws and, if applicable, in accordance with the plans and specifications approved by Landlord and have been paid for by Tenant. Landlord shall have the option to either pay such expenses directly or to have Tenant be responsible for paying such expenses. Tenant will be responsible for paying all costs of the Tenant Improvements in excess of the Tenant Improvement Allowance. If the Tenant Improvement allowance is not fully used by the first anniversary of the Delivery Date or the cost of the Tenant Improvements is less than the Tenant Improvement Allowance, such money shall remain the sole property of Landlord and shall be forfeited and no longer offered. Tenant shall not be given any such surplus in cash or allowed to use such surplus in any manner. Landlord shall pay to Tenant (or if determined by Landlord directly to Tenant’s general contractor), the Tenant Improvement Allowance in multiple disbursements (but not more than once in any calendar month), following the receipt by Landlord of the following items:

(a)           An application for payment substantially in the form of AIA Document G-702, covering all work for which disbursement is to be made to a date specified therein, and

(b)           The architect’s certification that the work for which payment has been requested has been completed, including with respect to the last application for payment only, any punch- list items, on appropriate AIA form or another form reasonably approved by Landlord (collectively a “Completed Application for Payment”). Landlord shall pay such amount requested in the applicable Completed Application for Payment to Tenant (or, if determined otherwise by Landlord, directly to Tenant’s general contractor) within thirty (30) days following Tenant’s submission of the Completed Application for Payment.

Notwithstanding anything to the contrary contained herein, in accordance with Section 2, Tenant shall not permit any mechanic’s, materialman’s or other lien against the Premises in connection with any labor, materials or services furnished or claimed to have been furnished by or on behalf of Tenant.

ARTICLE 7. USE OF LEASED PREMISES

7.1           PERMITTED AND PROHIBITED USES. The Leased Premises shall be used for the Permitted Use and by no other person or entity (except as otherwise provided herein) and for no other purpose, and shall not include any use which involves the sale or storage of alcoholic beverages. Tenant shall not commit any waste or permit any nuisance upon the Leased Premises, nor conduct any auction, fire, bankruptcy, liquidation or going-out-of-business sale upon the Leased Premises. Tenant shall not permit anything to be done in or around the Leased Premises which would obstruct or interfere with the rights of Landlord or other occupants of the Building. The Leased Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Landlord acknowledges that the use of the Leased Premises for the receiving, storing, converting, manufacture, packaging and shipping of 3D printers and their component parts is in conformance with the requirements of this Section 7.1.

7.2           OPERATION OF TENANT’S BUSINESS. Tenant shall keep the Leased Premises well lighted and in a neat and clean condition throughout the Lease Term. Tenant shall operate its business in such a manner so as not to unduly burden the plumbing or utility systems in the Building. Subject to applicable law, the Tenant shall have the ability to access the Leased Premises, twenty-four (24) hours per day, seven (7) days per week.

7.3           PARKING. Landlord and Tenant acknowledge that the Leased Premises includes the right of Tenant to park sixty (60) passenger vehicles in the areas and space depicted on Exhibit A-2, of which five (5) will be designated by Landlord as reserved parking with no obligation on the part of Landlord to police or enforce such reserved parking. Landlord will provide signage only, in form acceptable to Landlord in its reasonable discretion.

7.4           ENVIRONMENTAL MATTERS.

(a)       Hazardous Substances - Landlord. Landlord makes no representation to Tenant as to whether or not the Property contains any Hazardous Substances. Asbestos containing materials in any portion of the Building disturbed by Tenant shall be removed, if required by law, by Tenant in compliance with all Legal Requirements. Landlord represents and warrants that the Building is in compliance with all Legal Requirements relating to Hazardous Substances, and, subject to Tenant’s obligations under paragraph (b) below, Landlord shall, without cost to Tenant, (i) cause the Building to comply with all Legal Requirements pertaining to Hazardous Substances and (ii) indemnify, defend and hold harmless Tenant from and against any and all damage, claim, liability or loss, including reasonable attorney’s and other fees, incurred as a consequence of Landlord’s breach of the foregoing obligations in clause (i).

(b)       Hazardous Substances - Tenant. Tenant represents to Landlord that during the Lease Term it will comply with all Legal Requirements concerning Hazardous Substances (including those of the U.S. Environmental Protection Agency). If it is determined that Tenant has caused Hazardous Substances to be placed on the Property in violation of state or federal regulations or which result in action by either local, state or federal environmental agencies (other than a Hazardous Substance generated or disposed of by Landlord), then Tenant shall fully remedy such problem within 30 days following such determination (except in the event such remediation work reasonably requires a longer period of time to be completed and Tenant commences such remediation work within 21 days following such determination and continues diligently thereafter with such work, then such 30 day period shall be extended for such additional time as is necessary to accomplish such remediation). Notwithstanding anything to the contrary in this Lease, Tenant shall be allowed to store, handle and use quantities of Hazardous Substances normally associated with Tenant’s normal business operations so long as Tenant maintains compliance with all applicable Legal Requirements regarding the same.

(c)       Environmental Disclosures. Tenant agrees that, from time to time upon not less than 30 days prior request by Landlord, Tenant, or Tenant’s duly authorized representative having knowledge of the relevant facts, shall provide Landlord with all relevant information regarding Tenant’s generation, transportation, storage, treatment or disposal of Hazardous Substances or petroleum in the Leased Premises (collectively, the “Environmental Disclosures”) and otherwise fully cooperate with Landlord if Landlord is or may be required to prepare an Environmental Disclosure document pursuant to any applicable Legal Requirement. Environmental Disclosures from Tenant shall not include any information reasonably considered confidential or a trade secret by Tenant. All Environmental Disclosures shall be provided by Landlord or Tenant in form and substance reasonably satisfactory to the requesting party and shall be accompanied by a written certification that such information is true and correct to the best of Tenant’s actual knowledge and belief without inquiry. Any Environmental Disclosures delivered in accordance with the foregoing provisions may be relied upon by any prospective mortgagees of Landlord, or any prospective assignee of any mortgagee, or any prospective and/or subsequent purchaser or transferee of all or a part of Landlord’s interest in the Property or the Leased Premises, as the case may be.

ARTICLE 8. COMMON AREAS

8.1           RIGHT OF USE. Landlord grants to Tenant, its employees, agents, servants, customers and other invitees, a non-exclusive license for the Lease Term to use the Common Areas. Such use shall be in common with Landlord, other occupants of the Property and their respective employees, agents, servants, customers, and invitees, except when Common Areas are being repaired, altered or reconstructed, and except as provided hereinafter. Tenant shall not at any time interfere with the rights of Landlord or others entitled to use of Common Areas. Without Landlord’s prior written consent, Tenant shall not (i) display, sell, lease, store or offer for sale or lease, any merchandise and/or services within the Common Areas, or (ii) permit any vehicle over which it has control to be parked in areas other than in areas designated for its parking on Exhibit A.

8.2           COMMON AREA MANAGEMENT. Notwithstanding Section 8.1, all Common Areas furnished by Landlord shall be subject to the reasonable control and management of Landlord, who shall have the right, but not the obligation, from time to time to establish, modify and enforce reasonable rules and regulations with respect thereto. Tenant shall abide by all such rules and regulations. Landlord further reserves the right to change, relocate, rearrange, and to restrict or eliminate the use of any Common Areas, and do such other acts in and to Common Areas to change the location of improvements as Landlord shall determine. In addition to and not in limitation of the rights of Landlord set forth in Article 2.1 hereof, Landlord reserves the right to reduce or enlarge the Building or Common Areas from time to time by demolishing or constructing improvements on portions of the Property and by including adjacent land within or removing land from the Property, and constructing on any such additional land buildings or Common Areas. Any new buildings, properties and Common Areas shall be part of the Property for all purposes and, at the election of Landlord, Operating Expenses shall be applicable to the new area and all improvements now or hereafter constructed thereon; provided that Tenant’s Pro Rata Share shall be appropriately adjusted to reflect any additional Rentable Area added to the Building. Until Landlord makes such election, Operating Expenses shall continue as though such enlargement had not occurred. Landlord shall have the right to build or relocate improvements on the Property as Landlord desires. All such actions, including such action or inaction as to rules and regulations for the Common Areas, shall not be deemed an eviction of Tenant or a disturbance of Tenant’s use and enjoyment of the Leased Premises, provided, however, that such actions under this Section 8.2 shall not materially adversely interfere with Tenant’s operations in the Leased Premises, the number of parking spaces required by local zoning for the Building, ingress or egress to the Leased Premises and any loading docks and truck access, or utilities and/or mechanical serving the Leased Premises. Landlord shall use reasonable efforts to minimize interference with Tenant’s business during any such work and shall diligently pursue such work to completion.

ARTICLE 9. MAINTENANCE AND REPAIR

9.1           MAINTENANCE BY LANDLORD. Subject to Articles 14 and 15, and Section 5.2(b), as an Operating Expense, Landlord shall maintain and repair (including replacement) (collectively “Operating Expense Items”): (i) roof, (ii) exterior walls, including but not limited to any awnings, (iii) foundation and structural portions of the Building, (iv) all plumbing, mechanical and electrical systems located on the Property outside of the Building which were installed by Landlord, (v) any latent defects and preexisting conditions in the floors of the Leased Premises. Notwithstanding anything else herein to the contrary, in the event that any repair and/or replacement of any of the Operating Expense Items is required due to the negligence and/or willful misconduct of any of the Tenant, its agents, employees, invitees or contractors, Tenant shall pay the cost of such repair and/or replacement, subject however, to Section 13.2 below, to the extent caused by such Tenant negligence or willful misconduct.

9.2           MAINTENANCE BY TENANT. Subject to Articles 14 and 15, Tenant shall maintain, repair and keep all parts of the interior of the Leased Premises (which include but are not limited to, interior wall surfaces, doors, door hardware, plumbing, electrical, and mechanical and HVAC equipment which exclusively serve the Leased Premises) in good order, operating condition and repair, reasonable wear and tear and damage by fire or other casualty excepted. Tenant shall enter into a service agreement to maintain the HVAC system exclusively servicing the Leased Premises and provide Landlord with a copy thereof prior to the Delivery Date. Subject to Tenant’s performance of such normal service and upkeep, including without limitation, service contract for routine maintenance, Landlord shall be responsible for any required capital replacement of the HVAC system and its components as an Operating Expense at Landlord’s sole cost and expense. Tenant shall also keep the Leased Premises in a clean, sanitary and safe condition in accordance with all directions, rules and regulations of any health officers, building inspectors or other proper officers of the governmental agencies having jurisdiction. Tenant shall permit no injury to the Property, Building or Leased Premises, and shall, at its own cost and expense, replace with glass of the same quality any damaged or broken glass, including plate glass or other breakable materials used in structural portions of any interior or exterior windows and doors on the Leased Premises. In addition, Tenant shall at its own cost and expense, replace any light bulbs, frames, ballasts, and accessory parts thereof on the Leased Premises that may be broken or damaged during the Lease Term.

ARTICLE 10. UTILITIES

10.1         CHARGES. Throughout the Lease Term after the Delivery Date, Tenant covenants and agrees to pay, prior to delinquency, the costs and charges for all utilities, including but not limited to gas, electricity, water and sewer used and consumed by Tenant, its employees, agents, servants, customers and other invitees in the Leased Premises. Throughout the Lease Term, Tenant shall keep meters and installation equipment in good working order and repair at Tenant’s sole cost and expense; failure to do so shall allow Landlord to cause such meters and equipment to be replaced or repaired, and collect the cost thereof from Tenant as Additional Rent. Tenant shall obtain separate metering of utilities and to the extent possible shall contract for such utilities in its own name. If permitted by the utility companies, gas will be metered to the Tenant. If the utility company will not separately meter gas (at Landlord’s expense) then gas will be submetered. Landlord will endeavor that electric and water/sewer will be sub-metered to Tenant. If any utility cannot be separately metered or separately determined, Tenant agrees to pay its share thereof, which shall be determined by a flow meter or other device to be installed by Landlord which would indicate or accurately estimate Tenant’s actual usage.

10.2         AVAILABILITY OF SERVICES. Landlord does not warrant or guarantee the continued availability of any or all of the utility services necessary or desirable for the use of the Leased Premises by Tenant. The interruption, diminution or cessation of such availability shall not be construed as an actual or constructive eviction of Tenant, nor shall Tenant be entitled to any abatement of its Rent obligations under this Lease on account thereof. Landlord reserves the right to stop the service of utilities when, in Landlord’s reasonable discretion, such stoppage is necessitated by reason of accident, repairs, inspections, alterations or improvements, until any of the same have been completed; such stoppage shall not be a breach of this Lease, and Tenant shall not be entitled to any abatement of its Rent obligations under this Lease on account thereof. Notwithstanding anything in this Lease to the contrary, if (i) an interruption or curtailment, suspension or stoppage of an Essential Service (as said term is hereinafter defined) shall occur, (any such interruption of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption occurs or continues as a result of the act or omission of the Landlord or Landlord’s agents, servants, employees or contractors, and (iii) such Service Interruption continues for more than five (5) consecutive business days after Landlord shall have received notice thereof from Tenant, and (iv) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day’s Minimum Rent and Additional Rent for each day during which such Service Interruption continues after such five (5) business day period. For purposes hereof, the term “Essential Services” shall mean the following services: access to the Premises, electricity, water/sewer, heating and air conditioning.

10.3         UTILITY DEPOSIT. If a deposit is required by any utility provider in order to furnish any utility service to the Leased Premises, Tenant shall pay such charge or deposit, or its Pro Rata Share thereof. However, Landlord shall be obligated to return, repay or credit Tenant for any Pro Rate Share of a deposit so paid.

ARTICLE 11. SIGNS AND ADVERTISING

11.1         TENANT SIGNAGE. Subject to Legal Requirements, Tenant may provide a sign identifying Tenant’s business and cause such sign to be installed outside the Leased Premises on the Building only in a location approved by Landlord in a location mutually acceptable to the parties. Such installation shall be at Tenant’s sole cost and expense. Tenant shall not erect or install any type of store front, any exterior or interior window or door signs, any paper signs or advertising signs painted on windows, or other types of signs, placards, or window blinds, or place or utilize in the store front area any trade fixtures, displays, merchandise or equipment without the prior written consent of Landlord. Tenant shall pay all costs of causing its signage to be erected and maintained. Upon expiration or earlier termination of this Lease, Tenant shall remove its signage and repair any damage to the Building resulting from the installation or removal of Tenant’s signage.

ARTICLE 12. TENANT ALTERATIONS AND ADDITIONS

12.1         GENERAL. Tenant shall not, under any circumstances, make alterations or additions to the exterior or structural portions of the Building. Except for the Tenant Work described in Section 6.1, Tenant shall not make any alterations, additions or improvements to the interior of the Leased Premises, including equipment or appliances installed in connection with the transmission or delivery of the utilities (collectively, “Alterations”) without in each instance, the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall promptly pay for the costs of all such Alterations regardless of the cost, and shall indemnify and hold harmless Landlord against liens, costs, damages and expenses incurred by Landlord in connection therewith, including reasonable attorneys’ fees incurred by Landlord, whether or not Landlord shall be joined in any action or proceeding involving such work. Tenant will not commence any such work until Landlord has been provided with certificates evidencing that all the contractors and subcontractors performing such work have in full force and effect adequate workmen’s compensation insurance as required by applicable law and public liability in such amounts and according to terms reasonably satisfactory to Landlord.

12.2         LANDLORD PROPERTY. All Alterations, including lighting, fixtures, ducts, controls, diffusers, filters or other equipment for distribution of heating and cooling, which may be made or installed by, for or on behalf of Tenant, including those Alterations described in Section 12.1, upon the Leased Premises, shall become the property of Landlord at the time of installation and shall remain upon and be surrendered with the Leased Premises at the time of termination of this Lease as a part of the Leased Premises, without disturbance, molestation or injury, unless Landlord notifies Tenant to the contrary at the time of Landlord’s approval of such Alterations, in which case such Alterations shall be removed at the end of the Lease Term and the Leased Premises shall be returned in the condition in which the Leased Premises are required to be maintained by this Lease, excepting reasonable wear and tear and damage by fire or other casualty.

12.3         TRADE FIXTURES. Tenant, at its own cost and expense and without Landlord’s prior approval, may erect shelves, bins, equipment and machinery (collectively, Trade Fixtures”) in the ordinary course of its business, provided such items are non-structural, do not require openings on the roof or exterior walls of the Building, do not materially affect any Building system or Building structure, do not alter the basic character of the Leased Premises, do not overload or damage the Leased Premises, may be removed without injury to the Leased Premises and the construction, erection and installation thereof complies with all Legal Requirements. Tenant shall remove its Trade Fixtures upon termination of the Lease and shall repair any damage caused by such removal.

12.4         NO LIENS. Notwithstanding anything to the contrary contained herein, Tenant shall not permit any mechanic’s, materialman’s or other lien against the Leased Premises or the Building in connection with any labor, materials or services furnished or claimed to have been furnished by or on behalf of Tenant. If any such lien shall be filed against the Leased Premises or Building, Tenant shall cause the same to be discharged. Tenant shall indemnify, defend and hold harmless Landlord from and against any and all costs, losses, liabilities, claims, demands and expenses (including, without limitation, reasonable attorneys’ fees and expenses) arising as a result of any mechanic’s, materialman’s or other lien filed against the Leased Premises or the Building in connection with any labor, materials or services furnished or claimed to have been furnished on behalf of Tenant. During the pendency of any work of construction which may result in the imposition of a mechanic’s or materialman’s lien upon the Leased Premises, Landlord may post in the Leased Premises in a reasonable manner and/or record notices of non-responsibility in accordance with applicable laws. The provisions of this Section 12.4 shall apply to Tenant’s Alterations, Tenant Improvements and to any other work in the Leased Premises by or on behalf of Tenant during the Term. Tenant shall promptly notify Landlord of any lien filed against the Leased Premises or the commencement of any action affecting the title thereto. If Tenant desires to contest the claim of any lien, Tenant shall (i) at Landlord’s option, either promptly post a release bond in an amount equal to at least one hundred twenty percent (120%) of the amount of the contested lien claim or demand, indemnifying Landlord against liability for the same and holding the Leased Premises free from the effect of such lien or claim and issued by a responsible corporate surety as prescribed by law, or promptly furnish Landlord with adequate security in Landlord’s reasonable opinion for the amount of the claim plus estimated costs and interest, and (ii) promptly pay or cause to be paid any and all sums awarded to the claimant on claimant’s suit. If Tenant fails to provide security for or satisfaction of any mechanics’ or other lien, then Landlord, in addition to any other rights or remedies Landlord may have, may (but shall not be obligated to) discharge said lien by (i) paying the claimant an amount sufficient to settle and discharge the claim, (ii) posting a release bond, or (iii) taking such action as Landlord shall deem appropriate in Landlord’s reasonable discretion, and Tenant shall pay to Landlord, as Additional Rent, within ten (10) business days after written demand, all costs incurred by Landlord in settling and discharging such lien (including reasonable attorneys’ fees and bond premiums).

ARTICLE 13. INSURANCE

13.1         TENANT’S INSURANCE. On or before the earlier of the Commencement Date or the date Tenant commences or causes to be commenced any work of any type in the Premises, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect, the following insurance with limits of coverage as set forth below:

(a)	Special Form property insurance plus earthquake, flood, and loss of business income coverage upon property of every description and kind owned by Tenant and located in or on the Premises, or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, equipment, and any other personal property, and any Alterations, in an amount not less than the full replacement cost thereof.

(b)	Commercial general liability insurance coverage of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, contractual liability (including Tenant’s indemnification obligations under this Lease), liquor liability (if Tenant serves alcoholic beverages on the Leased Premises), products and completed operations liability.

(c)	Commercial Automobile Liability of not less than One Million Dollars ($1,000,000.00) per accident covering all owned, hired and non-owned automobiles.

(d)	Worker’s compensation, with limits as mandated pursuant to the laws in the State in which the Property is located, with Employer’s Liability limits of $500,000 per bodily injury each occurrence, bodily injury by disease policy limit and bodily injury by disease each employee, covering all persons employed by Tenant.

(e)	Umbrella liability insurance of not less than Five Million Dollars ($5,000,000.00) per occurrence, in excess of and following the form of the underlying insurance described in Sections 13.1(b)and 13.1(c) and the employer’s liability coverage in Section 12.1(d) which is at least as broad as each and every area of the underlying policies.

Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers which are approved by Landlord and/or Landlord’s mortgagee(s) and are authorized to do business in the state in which the Leased Premises are located and rated not less than Financial Size VII, and with a Financial Strength rating of A in the most recent version of Best’s Key Rating Guide; (b) except for the workers compensation policy, the other policies shall name Landlord, Property Manager and, at Landlord’s request, such other persons or entities of which Tenant has been informed in writing, as additional insureds thereunder, shall be primary, and any insurance carried by Landlord or any other additional insureds shall be excess and non-contributing, and the policies shall contain a duty to defend provision for the additional insureds; (c) contain an endorsement that the insurer waives its right to subrogation – this includes the workers compensation policy; (d) contain a cross liability or severability of interest endorsement.

Tenant shall cause replacement certificates to be delivered to Landlord not less than ten (10) days prior to the expiration of any such policy or policies. If any such initial or replacement certificates are not furnished within the time(s) specified herein, Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant’s expense.

Tenant shall not do or permit to be done anything which will (a) violate or invalidate any insurance policy or coverage maintained by Landlord or Tenant hereunder, or (b) increase the costs of any insurance policy maintained by Landlord. If Tenant’s occupancy or conduct of its business in or on the Leased Premises results in any increase in premiums for any insurance carried by Landlord with respect to the Leased Premises, Tenant shall either discontinue the activities affecting the insurance or pay such increase as additional rent within ten (10) days after being billed therefor by Landlord. If any insurance coverage carried by Landlord pursuant to this Lease or otherwise with respect to the Premises shall be cancelled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Leased Premises other than as allowed by the Permitted Use by Tenant or by anyone permitted by Tenant to be upon the Leased Premises, and if Tenant fails to remedy such condition within five (5) business days after notice thereof, an Event of Default shall be deemed to exist under this Lease and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Leased Premises and attempt to remedy such condition at Tenant’s cost.

13.2         WAIVER OF RIGHTS; SUBROGATION. Landlord and Tenant each waive any and all rights to recover against the other or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of such other party, for any loss or damage to such waiving party arising from any cause which is covered or required to be covered by the insurance which is required to be carried by such party pursuant to this Article, or which is covered by any other insurance actually carried by such party, to the extent of the limits of such policy. Landlord and Tenant, from time to time, shall cause their respective insurers to issue appropriate endorsements to all policies of insurance carried in connection with the Building or the Leased Premises or their contents, which endorsements waive such insurer’s subrogation rights under such policies against the beneficiaries of this waiver. Tenant’s duty to defend applies regardless of whether issues of negligence, liability, fault, default or other obligation on the part of Tenant or their contractors have been determined. Tenant’s duty to defend applies immediately, regardless of whether Landlord has paid any sums or incurred any detriment arising out of or relating, directly or indirectly, to any claims. It is the express intention that Landlord and property manager will be entitled to obtain summary adjudication regarding Tenant’s duty to defend Landlord Parties at any stage of any claim within the scope of this Lease.

13.3         POLICIES. All insurance policies shall be written with insurance companies with a minimum A.M. Best rating of A-VII and may not be terminated without thirty (30) days advance written notice to the other party without thirty (30) days advance written notice to Landlord and its mortgagee, if any. Each party shall furnish to the other, prior to the Delivery Date, such insurance required to be carried hereunder, and thereafter at least fifteen (15) days prior to the expiration of each such policy, certificates of insurance for any required insurance.

13.4         BENEFITS. The obligations of Tenant in this Article shall inure directly to any mortgagee of Landlord and shall not be invalidated by any act, neglect or default of Landlord, nor by any foreclosure or other similar proceeding, nor by any change in title or ownership of the Leased Premises.

13.5         LANDLORD INSURANCE. During the Term, Landlord shall maintain property insurance written on a Special Form basis covering the Leased Premises, excluding. Tenant’s furniture, equipment and other personal property and Alterations. Landlord shall also carry commercial general liability in such reasonable amounts as the Landlord determines. At Landlord’s option, all such insurance may be carried under any blanket or umbrella policies that Landlord has in force for other buildings and projects.

ARTICLE 14. DESTRUCTION OF OR DAMAGE TO LEASED PREMISES

14.1         If the Building is substantially damaged or destroyed by fire or other casualty. Landlord may at its option either (i) cause the damage to be repaired at Landlord’s cost and expense (provided that the foregoing shall not limit Landlord’s rights to receive and/or use insurance proceeds) or (ii) terminate this Lease. Landlord shall notify Tenant (“LL Election Notice”) within sixty (60) days after any such damage or destruction as to whether it has elected to repair the Building or to terminate this Lease. If Landlord elects to repair the damage, then the Minimum Rent shall be equitably abated in proportion to the untenantability of the Leased Premises from the time such portion is rendered untenantable until such time as such portion of the Leased Premises is made tenantable. The term “substantial damage” as used in this Section 14.1 shall mean damage to the Building which renders more than twenty-five (25) percent of the Building untenantable and it will require more than two hundred ten (210) days to restore. In the event that Landlord exercises its right to restore the Leased Premises in accordance with the terms of this Lease and notifies Tenant within the sixty (60) days provided above, then Landlord shall have two hundred ten (210) days from the date of said damage or destruction during which to substantially complete said reconstruction subject to reasonable delays for matters beyond Landlord’s commercially reasonable control.

14.2         If any portion of the Building is damaged or destroyed by fire or casualty such that available insurance proceeds plus Fifty Thousand Dollars ($50,000) totals less than the amount of money which would be necessary to restore the Building, then Landlord shall have the right to terminate this Lease by giving Tenant notice (“LL Termination Notice”) within sixty (60) days of the date of such damage or destruction in which event this Lease shall be deemed terminated effective on the earlier of (i) the date set forth in such notice provided that such date shall not be earlier than one hundred twenty (120) days from the date of such notice or (ii) the date of the destruction in the event that the Leased Premises are rendered wholly untenantable by virtue of said destruction.

14.3         If the damage or destruction occurs within the last year of the Term of this Lease and renders the Leased Premises wholly untenantable, then either Landlord or Tenant shall have the right to terminate the Lease within thirty (30) days after such damage or destruction by delivering notice to the other party.

14.4         Tenant shall have the right to terminate this Lease upon written notice to Landlord given no later than sixty (60) days after the expiration of the following events: (i) if Landlord fails to provide the LL Election Notice or LL Termination Notice within sixty (60) days after any damage or destruction, or (ii) if Landlord elects to repair under Section 14.1 above and does not substantially complete the reconstruction of the Premises within two hundred ten (210) days from the date of such damage or destruction subject to reasonable delays for matters beyond Landlord’s commercially reasonable control (provided that such written notice of termination is received by Landlord prior to substantial completion of such reconstruction) of (iii) if it is not reasonably feasible to repair such damage within two hundred ten (210) days, as evaluated from the date of such damage by Tenant and Landlord.

14.5         Landlord shall not be liable for delays occasioned by adjustment of losses with insurance carriers or by any other cause so long as Landlord shall proceed in good faith. Any abatements in Minimum Rent and Additional Rent shall cease when Landlord delivers to Tenant the Leased Premises (or any damaged portion thereof) substantially in the same or better condition (reasonable wear and tear excepted) as they were in at the Rent Commencement Date of this Lease.

14.6         In the event of termination pursuant to this Section 14, no termination fees shall be paid by Tenant.

ARTICLE 15. CONDEMNATION

15.1         CONDEMNATION: RIGHT TO TERMINATE LEASE. If any part of the Property shall be so taken or condemned, or if the grade of any street adjacent to the Property is changed by any competent authority and such taking or change of grade makes it necessary or commercially reasonable to demolish the Building, Landlord shall have the right to terminate this Lease upon written notice given not less than one hundred twenty (120) days prior to the date of termination designated in such notice. If there is a Substantial Taking (as hereinafter defined), then either party, upon written notice to the other, shall be entitled to terminate this Lease as of the date of such Substantial Taking, provided that such notice is given not later than sixty (60) days after receipt of written notice of such proposed Substantial Taking and such termination is the earlier to occur of (i) the date set forth in such notice provided that such date shall not be earlier than 120 days from the date of such notice or (ii) the date of such Substantial Taking. Landlord covenants and agrees to provide Tenant with a copy of any written notice of such proposed Substantial Taking. As used herein, a “Substantial Taking” shall a Taking of all or a substantial portion of the Leased Premises, a Taking of ingress and egress to and from the Leased Premises and/or the Building where alternative and suitable means of ingress and egress cannot be promptly provided, a taking of any rail use where alternative and suitable means of transportation cannot be promptly provided and/or a Taking of a portion of the parking area which materially interferes with Tenant’s ability to utilize the Leased Premises. As used herein, a “Taking” shall mean a lawful taking or condemnation for any public or quasi-public use or purpose, or a conveyance under threat of such condemnation.

15.2         CONDEMNATION: LEASE TO CONTINUE. If this Lease is not terminated as set forth in Section 15.1 or the Taking is not a Substantial Taking, Landlord covenants and agrees promptly after such Taking, and the determination of Landlord’s award therein, to expend so much as may be necessary of the net amount which may be awarded to Landlord in such condemnation proceedings in restoring the Leased Premises to an architectural unit as nearly like their condition prior to such taking as shall be practicable. Sums applied by Landlord’s mortgagee to any amounts due under a mortgage loan shall not be deemed received by Landlord. Should the net amount so awarded to Landlord be insufficient to cover the cost of restoring the Leased Premises, as estimated by Landlord, Landlord either (i) may, but shall not be obligated to, supply the amount of such insufficiency and restore the Leased Premises as above provided, with all reasonable diligence, or (ii) terminate this Lease upon notice to Tenant not later than sixty (60) days after the final determination of the amount of the award.

15.3         AWARD. Landlord shall be entitled to receive the entire award in any Taking without any payment to Tenant. Notwithstanding the foregoing, Tenant may, to the extent permitted by law, seek a separate award for the value of any Alterations made to the Premises by Tenant, the value of any of Tenant’s Trade Fixtures and other personal property and moving and relocation expenses, so long as Tenant does not materially interfere with the Taking proceedings or otherwise reduce the award to which Landlord is entitled.

15.4         RENT. If this Lease is terminated as set forth above. Rent shall be apportioned as of the date of such termination. In the event of any Taking of the Leased Premises that is not a Substantial Taking and this Lease is not terminated as set forth herein, the Minimum Rent and Additional Rent shall be equitably abated in proportion to the untenantability of the Leased Premises during the period while repairs are in progress until such time as such portion of the Leased Premises is made tenantable. If after the Leased Premises are repaired, there is a change in square footage, Minimum Rent and Tenant’s Pro Rata Share shall be adjusted based upon the square footage of the Leased Premises and the Building remaining after such Taking.

ARTICLE 16. INDEMNITY

16.1 INDEMNITY. Except to the extent arising from the negligence or willful misconduct of Landlord or its agents or employees, Tenant agrees to indemnify and save harmless, Landlord and Landlord’s members, managers, employees, property manager, agents and contractors (collectively the “Landlord Parties”) from and against all claims, losses, cost, damages, liability or expenses of whatever nature arising: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in the Leased Premises; (ii) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring outside of the Leased Premises but on or about the Property where such accident, damage or injury results or is claimed to have resulted from any act or omission on the part of Tenant or Tenant’s agents, employees, contractors, invitees or subtenants; or (iii) the use or occupancy of the Leased Premises or of any business conducted therein or any condition created (other than by Landlord, its employees, agents or contractors) in or about the Leased Premises, and, in any case, occurring after the Delivery Date (or such earlier date as of which Tenant takes possession of the Leased Premises) until the expiration of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Leased Premises. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or any proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys’ fees and costs at both the trial and appellate levels. Tenant’s duty to defend applies regardless of whether issues of negligence, liability, fault, default or other obligation on the part of Tenant or their contractors have been determined. Tenant’s duty to defend applies immediately, regardless of whether Landlord has paid any sums or incurred any detriment arising out of or relating, directly or indirectly, to any claims. It is the express intention that Landlord and property manager will be entitled to obtain summary adjudication regarding Tenant’s duty to defend Landlord Parties at any stage of any claim within the scope of this Lease.

Except to the extent arising from the negligence or willful misconduct of Tenant or its agents or employees, Landlord agrees to indemnify and save harmless, Tenant and Tenant’s members, managers, employees, agents and contractors from and against all claims, losses, cost, damages, liability or expenses of whatever nature arising from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring on or about the Property where such accident, damage or injury results or is claimed to have resulted from the gross negligence or willful misconduct on the part of Landlord or Landlord’s agents, employees, or contractors.

The provisions of this Section 16.1 shall survive the expiration or earlier termination of this Lease.

ARTICLE 17. ASSIGNMENT AND SUBLETTING

17.1         GENERAL. Without the prior written consent of Landlord in each instance (which consent will not be unreasonably withheld, delayed or conditioned), there shall be no assignment, sale, pledge, mortgage, encumbering or any other manner of transfer of any (i) interest of Tenant in this Lease, (ii) part of the Leased Premises, (iii) subletting the Leased Premises or any part thereof, or (iv) occupancy by anyone with, through or under Tenant. Any assignment or sublease in violation of this Article shall be void and shall constitute an Event of Default hereunder. If this Lease is assigned, or if the Leased Premises or any part of the Leased Premises are subleased or occupied by anyone other than Tenant, Landlord may, collect rent from the assignee, subtenant or occupant and apply the net amount collected to Rent. No assignment, sublease, occupancy or collection will be deemed (a) a waiver of the provisions of this Article, (b) the acceptance of the assignee, subtenant or occupant as tenant, or (c) a release of Tenant from the further performance by Tenant of its obligations in this Lease. Consent by Landlord to an assignment or sublease will not relieve Tenant from obtaining Landlord’s prior written consent to any further assignment or sublease. No permitted subtenant may assign or encumber its sublease or further sublease all of any portion of its subleased space, or otherwise permit any subleased space to be used or occupied by others, without Landlord’s prior written consent in each instance. Notwithstanding anything hereinabove contained to the contrary and subject to Section 17.2, Landlord’s consent to a sublease shall not be unreasonably withheld, delayed or conditioned provided that (i) Tenant is not in default hereunder (which remains uncured after any applicable notice and cure period); (ii) the use by the proposed subtenant does not, in Landlord’s reasonable discretion, adversely affect the Leased Premises and/or increase the risk or endanger the Building or any occupants thereof; (iii) if required by Landlord, subtenant and Tenant execute a Landlord’s consent to sublease in form and substance reasonably satisfactory to Landlord; and (iv) Tenant shall continue to be liable under the Lease notwithstanding such sublease.

17.2         SUBMISSION OF INFORMATION. If Tenant requests Landlord’s consent to a specific assignment or subletting, Tenant shall submit in writing to Landlord; (a) the name and address of the proposed assignee or subtenant; (b) a counterpart of the proposed agreement of assignment or sublease; (c) information reasonably satisfactory to Landlord about the nature and character of the business of the proposed assignee or subtenant and the nature of its proposed use of the space; and (d) banking, financial or other credit information reasonably sufficient to enable Landlord to evaluate the financial responsibility and character of the proposed assignee or subtenant. Landlord shall respond to Tenant’ request for consent within ten (10) business days after submission.

17.3         PERMITTED TRANSFERS. Notwithstanding the foregoing provisions of this Article 17, Tenant shall have the right, without Landlord’s consent, but upon prior written notice to Landlord, to assign this Lease or to sublet the Premises (in whole or in part) to any other entity (the “Successor Entity”) (i) which controls or is controlled by Tenant or Tenant’s parent corporation, or (ii) which is under common control with Tenant, or (iii) which purchases all or substantially all of the assets of Tenant, or (iv) which purchases all or substantially all of the stock of (or other membership interests in) Tenant or (v) which merges or combines with Tenant, provided that such Successor Entity has a net worth equal to or greater than Tenant’s net worth as substantiated by the submission to Landlord of such Successor Entity financial information described in Section 17.2.

ARTICLE 18. DEFAULT

18.1.        DEFAULT. Landlord may terminate this lease upon the happening of any one or more of the following Events of Default: (i) if Minimum Rent or Additional Rent are not paid as and when due; or (ii) if Tenant shall have failed to cure a default in the performance of any covenant of this Lease (except the payment of Minimum Rent or Additional Rent) or any rule or regulation hereinafter set forth, within thirty (30) days after written notice thereof from Landlord, or if the default cannot be completely cured in such time, if Tenant shall not promptly proceed to cure such default within said sixty (60) days, or shall not complete the curing of such default with due diligence and diligently prosecute the same to completion; or (iii) if a petition in bankruptcy shall be filed by or against Tenant or if Tenant shall make a general assignment for the benefit of creditors, or receive the benefit of any insolvency or reorganization act; (iv) if a receiver or trustee is appointed for any portion of Tenant’s property and such appointment is not vacated within thirty (30) days; or (v) if an execution or attachment or other lien or encumbrance shall be issued under the Leased Premises shall be taken or occupied by anyone other than Tenant. Notwithstanding the foregoing, the Landlord agreed that Tenant shall be granted one opportunity to cure a payment default of Minimum Rent or Additional Rent one (1) time each Lease Year provided that the Tenant fully cures such Minimum Rent or Additional Rent payment default within five (5) business days after written notice from Landlord.

18.2  REMEDIES. In the event of Tenant’s default hereunder which remains uncured beyond any applicable cure period, Landlord may elect to terminate Tenant’s right of possession without termination of this Lease, in which event Tenant agrees to surrender possession and vacate the Leased Premises immediately and deliver possession thereof to Landlord, and Landlord shall have the right, in accordance with applicable Legal Requirements, to enter into and upon the Leased Premises, in whole or in part and to repossess Tenant of the Leased Premises or any part thereof and to expel or remove Tenant and any other person, firm or corporation who may be occupying or within the Leased Premises or any part thereof and remove any and all property therefrom without terminating this Lease or releasing Tenant in whole or in part from Tenant’s obligation to pay Rent and perform any of the covenants, conditions and agreements to be performed by Tenant as provided in this Lease and without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer; and without relinquishing Landlord’s right to rental or any other right of Landlord in this Lease or by operation of law. In such case, Landlord has the right to accelerate all Minimum Rent and Additional Rent so that all such payments for the Lease Term shall become immediately due and payable by Tenant to Landlord. Without waiver of or prejudice to any of its rights and remedies, Landlord shall use reasonable efforts to mitigate its damages by attempting to relet the Leased Premises. Landlord may include all reasonable expenses incurred in obtaining possession of the Leased Premises, including reasonable attorneys’ fees necessary to compel Tenant’s compliance hereunder, and the cost of restoring the Leased Premises to good order; provided, however, expenses to address wear and tear that is commercially reasonable, shall not be recoverable from Tenant. Landlord shall recover as liquidated damages, in addition to accrued Minimum Rent and Additional Rent and other charges, if Landlord’s re- entry is the result of Tenant’s bankruptcy, insolvency or reorganization, the full rental for the maximum period allowed by any act relating to bankruptcy, insolvency or reorganization.

Upon and after entry into possession without terminating the Lease, Landlord shall use commercially reasonable means to re-let all or any part of the Leased Premises for the account of Tenant for such rent and upon such terms and to such person, firm or corporation and for such period or periods as Landlord in Landlord’s reasonable discretion shall determine and Landlord shall not be required to accept any tenant offered by Tenant, or to observe any instruction given by Tenant about such re-letting. If the consideration collected by Landlord upon any such re-letting for Tenant’s account is not sufficient to pay the Minimum Rent and Additional Rent reserved in this Lease, Tenant agrees to pay to Landlord the deficiency upon demand. Any surplus realized upon any re-letting shall be the sole property of Landlord.

The service of any default notice, demand for possession, a notice that the tenancy hereby created will be terminated on the date therein named, institution of an action of forcible detainer or ejectment or the entering of a judgment for possession in such action, or any other act or acts resulting in the termination of Tenant’s right to possession of the Leased Premises shall not relieve Tenant from Tenant’s obligation to pay the Minimum Rent and Additional Rent hereunder during the balance of the Lease Term or any extension thereof, except as herein expressly provided. The Landlord may collect and receive any Minimum Rent and Additional Rent due from Tenant and the payment hereof shall not constitute a waiver of any existing default by Tenant or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies which Landlord has in equity or at law or by virtue of this Lease. Payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment due shall be deemed on account of, but not satisfaction of, the amount due, and no endorsement or statement on any check or any transmittal document accompanying any check or payment of any amount due shall be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of any amount due or pursue any other remedies available to Landlord.

18.3         DAMAGES UPON LEASE TERMINATION. In the event of Tenant’s default hereunder which remains uncured beyond any applicable cure period, Landlord may also elect to terminate this Lease on written notice to Tenant. If Landlord terminates the Lease, Tenant agrees to pay on demand the sum of (i) all Rent, Additional Rent and other indebtedness accrued to the date of Tenant’s surrender of the Leased Premises to Landlord in accordance with this Lease, together with all costs and expenses of Landlord, including without limitation reasonable counsel fees, and (ii) as liquidated damages, an amount equal to, as of the date of surrender of the Leased Premises, the present value, as computed using an eight percent (8%) per annum discount rate of the gross balance of Minimum Rent, Additional Rent and all other amounts which would have otherwise been payable hereunder during the remainder of the Term of this Lease; provided, however, that such payment shall not constitute a penalty or forfeiture, but shall constitute liquidated damages for Tenant’s failure to comply with the terms and provisions of this Lease, Landlord and Tenant agreeing that Landlord’s actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof. This Section 18 will survive the termination of this Lease. Upon making such payment and after Landlord has received the balance of the Rent and other sums it would have received over the remainder of the Term (i.e., the difference between face amount of Minimum Rent and Additional Rent due hereunder for the entire Term and the discounted amount paid to Landlord by Tenant), Tenant shall receive from Landlord all Minimum Rent received by Landlord from other tenants of the Leased Premises during the Term hereof, net of expenses incurred by Landlord, provided that the amounts to which Tenant shall become so entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to this paragraph. This Section 18 will survive the termination of this Lease.

18.4         Exercise of any of the remedies of Landlord under this Lease shall not prevent the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity.

18.5         EXPENSES OF ENFORCEMENT. Tenant shall pay upon demand all Landlord’s costs, charges and expenses, including the reasonable fees and out-of-pocket expenses of counsel, agents and others retained by Landlord, incurred in successfully enforcing Tenant’s obligations hereunder. Landlord shall pay upon demand all Tenant’s costs, charges and expenses, including the reasonable fees and out-of-pocket expenses of counsel, agents and others retained by Tenant, incurred in successfully enforcing Landlord’s obligations hereunder.

18.6         LATE PAYMENT. If Tenant fails to pay any installment of Minimum Rent or Additional Rent on the due date more than one time in any twelve month period, Tenant covenants and agrees to pay to Landlord a late payment fee in an amount equal to the greater of $250.00 or 5% of such installment. In addition, all Minimum Rent and Additional Rent and other payments due hereunder shall, upon becoming due under this Lease and remaining unpaid when due, bear interest until paid at the rate of 12% per annum, compounded monthly.

ARTICLE 19. TENANT’S PROPERTY

19.1         TENANT’S PROPERTY. Upon the termination of this Lease by forfeiture, lapse of time, or repossession of the Leased Premises without termination of the Lease, Tenant shall remove Alterations designated by Landlord in accordance with Section 12.2, and Tenant’s Property, including without limitation Tenant’s Trade Fixtures. Tenant shall repair any injury or damage to the Leased Premises which may result from such removal. If Tenant does not remove Tenant’s Property or such designated Alterations from the Leased Premises prior to the end of the Term, however ended, Landlord may, at its option, remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal (including the repair of any injury or damage to the Leased Premises resulting from such removal), delivery and warehousing to Landlord on demand, or Landlord may treat Tenant’s Property and Alterations that are not designated for removal by the Landlord (pursuant to Section 12.2) as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

ARTICLE 20. SUBORDINATION TO MORTGAGES

20.1         SUBORDINATION. Tenant accepts this Lease subject and subordinate to the lien of any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Leased Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, provided, however, Landlord shall provide Tenant with its Mortgagee’s Subordination, Non- Disturbance and Attornment Agreement (“SNDA”) reasonably acceptable to Tenant to be recorded at Tenant’s expense. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease. Tenant approves the SNDA, attached as Exhibit E, from Landlord’s existing mortgagee as of this date.

20.2         COLLATERAL ASSIGNMENT. With reference to any assignment by Landlord of its interest in this Lease and/or the Minimum Rent and Additional Rent payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a Mortgagee, Landlord and Tenant agree:

(a)       that the execution thereof by Landlord and acceptance thereof by such Mortgagee shall never be deemed an assumption by such Mortgagee of any of the obligations of Landlord hereunder, unless such Mortgagee shall, by written notice sent to Tenant, specifically otherwise elect; and

(b)       that, except as aforesaid, such Mortgagee shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such Mortgagee’s Mortgage or the taking possession of the Leased Premises after having given notice of its intention to succeed to the interest of Landlord under this Lease.

ARTICLE 21. SURRENDER AND HOLDOVER

21.1         SURRENDER. Upon the expiration of the Lease Term or earlier termination of this Lease following a default by Tenant, Tenant shall peaceably leave and surrender the Leased Premises (with all keys thereto) to Landlord broom-clean and otherwise in the condition in which the Leased Premises are required to be maintained by this Lease, excepting wear and tear and damage by fire or other casualty. Tenant shall, at its expense, remove from the Leased Premises, on or prior to such expiration or earlier termination, Alterations designated by Landlord in accordance with Section 12.2, Tenant’s Property and Tenant’s Trade Fixtures in accordance with Section 19.1. Tenant shall repair damage to dock doors, dock levelers, bumpers, door seals, roof penetrations (if applicable).

21.2         HOLDOVER. Should Tenant or anyone claiming under Tenant hold over in possession at the expiration of the Lease Term or earlier termination of this Lease, such holding over shall not be deemed to extend the Lease Term or renew this Lease, and such shall constitute a month to month tenancy and either Landlord or Tenant may terminate this lease upon 30 days notice to the other party. In the event that Tenant continues to hold over after receipt of such notice, Tenant shall be subject to immediate eviction and removal. During any holdover period Tenant shall pay to Landlord a sum equal to 150% of the monthly rate of Minimum Rent in effect for the last month of the Lease Term plus Additional Rent. Any retention of possession of the Leased Premises by Tenant after the termination of the Term that is done with the express written consent of Landlord shall not be subject to the foregoing paragraph until expiration of any term provided for in such express written consent.

ARTICLE 22. MISCELLANEOUS

22.1         INDEPENDENT COVENANTS AND SURVIVAL. The obligation of Tenant to pay rent hereunder is independent of each and every covenant, duty or obligation of Landlord herein, and is not subject to deduction or offset except as otherwise provided herein. All obligations of the parties which arise prior to termination of this Lease or which by their nature involve performance after the end of the Lease Term, or which cannot be ascertained to have been fully performed until after the end of the Lease Term, will survive the expiration or sooner termination of the Lease Term, notwithstanding any contrary provision in this Lease.

22.2         PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency any personal property taxes attributable to the inventory, furniture, fixtures, merchandise, equipment, and other personal property situated on the Leased Premises. If any such personal property taxes are levied against Landlord or Landlord’s property, and if Landlord pays the same or if the assessed value of the Property is increased by the inclusion therein of a value placed on such property, and if Landlord pays the taxes based on such increased assessment, Tenant upon demand shall repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment.

22.3         FINANCIAL STATEMENTS. Tenant shall provide its most recent financial schedule(s) including statements of income and expense and statements of net worth within thirty (30) days after written request by Landlord. Tenant shall not be required to provide a financial statement more than one time per calendar year. Such financial statements shall be held in confidence by Landlord, pursuant to Tenant’s form of non-disclosure agreement, a copy of which is annexed hereto as Exhibit F, but Landlord may disclose them to its attorneys, accountants and to any actual or prospective lender or purchaser under confidentiality obligations.

22.4         NOTICES. All notices, consents, approvals to or demands upon or by Landlord or Tenant desired or required to be given under the provisions hereof, shall be in writing and shall be deemed properly given (i) on the date sent, if delivered by hand, (ii) one day after the date such notice is deposited with an overnight delivery service; (iii) on the date sent, if delivered via facsimile or email at the number(s) or email addresses set forth below, with a hard copy to follow by overnight delivery service; (iv) on the date when received with proof of receipt to the party to whose attention it is directed or when such party refuses to accept receipt if sent, postage prepaid, by registered or certified mail, return receipt requested, postage prepaid, addressed to the applicable party’s Notice Address. Either party may change its Notice Address by notice given in accordance with this Section.

22.5         FORCE MAJEURE. No party shall be considered in default in the performance of any obligation hereunder (other than an obligation to pay money) to the extent that the performance of such obligation is prevented or delayed by any event or circumstance that is beyond the reasonable control of the party invoking it and such party could not have prevented or mitigated the consequences of such event or circumstance by the exercise of reasonable diligence and foresight and expenditure of reasonable sums of money, including, without limitation, war, revolution, insurrection or hostilities (whether declared or not), civil uprising, Act of God, earthquake, flood, hurricane or other natural disaster, industrial disturbance on a national scale, material curtailment of national transportation facilities, or similar extraordinary events (“Force Majeure”). Specifically excluded are delays resulting from a party’s inability to obtain financing or a party’s lack of capital, unless due to the default of the other party. A party claiming Force Majeure and requesting an extension of time to perform its obligations hereunder shall promptly notify the other party of the Force Majeure causing such delay and subsequent changes in circumstances.

22.6         BROKERS. Except for JLL, each party represents and warrants to the other that it has not employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Lease or promised any broker, agent or finder that they would be paid any brokerage or other fees or commissions in connection with the leasing of the Leased Premises. Each party will indemnify and hold the other harmless from and against (a) any claim or claims for brokerage or other commissions in connection with this Lease asserted by any broker, agent or finder engaged by such indemnifying party or with whom it has dealt and (b) any claim or claims for brokerage or other fees or commissions by such brokers based on any promise made or alleged to have been made by the indemnifying party. Landlord shall pay the brokerage commission due to JLL pursuant to a separate agreement.

22.7         ESTOPPEL CERTIFICATES. Landlord and Tenant hereby agree from time to time, after prior written notice from the other or any Mortgagee, to execute, acknowledge and deliver, within ten (10) Business Days, without charge, to the other party, the Mortgagee or any other person designated by the other party, a statement in writing certifying: that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof); that to the knowledge of such party there exist no defaults (or if there be any defaults, specifying the same); the amount of the Minimum Rent or Additional Rent, the dates to which the Minimum Rent, Additional Rent and other sums and charges payable hereunder have been paid; that such party to its knowledge has no claims against the other party hereunder except for the continuing obligations under this Lease (or if such party has any such claims, specifying the same); and such other matters with respect to the Lease that may be reasonably requested. Any such estoppel certificate will be addressed to the prospective purchaser or lending institution as the requesting party may designate and may be relied upon by the requesting party and any such prospective purchaser or lending institution.

22.8         EASEMENTS. Landlord shall have the right to grant any easements on, over, under and above the Leased Premises for such purposes as Landlord determines, provided that such easements and other changes will not materially interfere with Tenant’s business or Tenant’s Permitted Use or increase Tenant’s Rent hereunder.

22.9         APPROVALS AND CONSENTS. Unless specified otherwise, any “consent” or “approval” required by this Lease must be obtained in advance and in a written form signed by an authorized officer or representative of the party giving such consent or approval.

22.10       ACCORD AND SATISFACTION. Any payment by Tenant, or receipt by Landlord, of an amount less than the full Rent or other amount due shall be on account and no endorsement or statement on any check or any letter accompanying any such payment shall be deemed an accord and satisfaction, but Landlord shall accept such check for payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy available to Landlord.

22.11       RELATIONSHIP OF PARTIES. Nothing herein creates the relationship of principal and agent or a partnership or a joint venture between the parties hereto, and neither the method of computing Rent nor any other provision of this Lease shall create any relationship between the parties hereto other than that of a landlord and tenant.

22.12       ENTIRE AGREEMENT. This Lease contains the entire, integrated agreement of the parties hereto and supersedes all prior agreements, negotiations and discussions between the parties hereto relating to the subject matter hereof. Any representation, inducement or agreement relating to the subject matter hereof not contained in this Lease shall not be of any force or effect. This Lease may be modified or changed only by writing duly signed by both parties.

22.13       SEVERABILITY. If any provision of this Lease, or the application thereof to any person or circumstances, is to any extent held to be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, will not be affected thereby, and each provision of this Lease will be valid and enforced to the fullest extent permitted by law.

22.14       INTERPRETATION. Unless the context of this Lease requires otherwise: works of one gender include other genders, singular words include the plural, and vice versa; “include” and “including” introduce illustrative matters and are not limiting; “party,” “Landlord,” and “Tenant” mean the appropriate person(s) or entities entering into this Lease and its (their) permitted successors and assigns; “or” has the inclusive meaning of “and/or”; “hereof”, “herein”, “hereby”, “hereunder” and similar terms refer to this Lease as a whole and not to any particular provision; article, section, subsection, exhibit and schedule references are to this Lease unless otherwise stated; captions are for convenience only and do not interpret, limit or amplify the provisions thereof; all exhibits and schedules to this Lease are incorporated as part of this Lease; reference to any other document means such document, as modified and in effect from time to time; and references to any law or governmental regulation means such law or regulation as in effect from time to time, unless otherwise stated.

22.15       NO IMPLIED WAIVER. No failure by either party to insist upon the strict performance by the other party of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no payment or acceptance of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or completed by either party, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Neither re-entry of the Leased Premises by Landlord nor acceptance by Landlord of keys from Tenant will constitute an acceptance of a surrender of this Lease and neither of those events will relieve Tenant of the obligation to pay Rent and comply will all of the other covenants and conditions of this Lease unless specifically agreed to in writing and signed by Landlord. If the Leased Premises or any part thereof is sublet or occupied by anyone other than Tenant, in the case of a default beyond applicable notice and cure periods, Landlord may collect Rent from the subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such collection shall waive the covenant herein against assignment and subletting, or the acceptance of the assignee, subtenant, or occupant as tenant, or a release of Tenant from the complete performance by Tenant of its obligations in this Lease.

22.16       BINDING EFFECT. Subject to the provisions hereof, the benefits of this lease and the burdens hereunder shall respectively inure to and be binding upon the heirs, successors, personal representatives and assigns of the parties, subject to the provisions hereof restricting assignment of this Lease or subletting of the Leased Premises.

22. 17     ATTORNEYS’ FEES. If either party takes legal action against the other to enforce this Lease, the party in whose favor final judgment is entered shall recover from the other party its reasonable attorneys’ fees and costs. If Landlord, without fault on its part, is made a party to any action commenced against Tenant or on account of any acts or omissions of Tenant and Tenant, at its expense, fails to provide Landlord with counsel approved by Landlord, Tenant will pay all costs and reasonable attorney’s fees incurred or paid by Landlord in connection with such litigation.

22.18       LANDLORD’S LIABILITY.

(a)           There shall be no personal liability on the part of Landlord, or any owners of an interest in Landlord’s business, their successors, assigns, legally appointed representatives, or any mortgagee in possession with respect to any of the terms, covenants and conditions of this Lease, and Tenant shall look solely to the equity of Landlord, or other owner, in the Property of which the Leased Premises are a part for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of liability to be absolute and without exception. Landlord may transfer its interest in the Property and Building or any portion thereof and in this Lease, and in the event of any such transfer Landlord shall automatically be released from all liability under this Lease relating to periods after the date of such transfer and Tenant will look solely to such transferee for the performance of Landlord’s obligations hereunder relating to periods after the date of such transfer.

(b)           Neither this Lease nor any action or inaction by Landlord will be construed as (i) constituting the consent or request of Landlord, express or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services for the construction, alteration, addition, repair or demolition of or to the Leased Premises or any part thereof, or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishings of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or encumbrance upon the estate of Landlord in the Leased Premises or any portion thereof.

22.19       SUBMISSION NOT AN OFFER. Delivery of an unsigned copy of this Lease does not constitute an offer to lease the Leased Premises. A lease or obligation to lease will not exist unless and until a lease is signed and delivered by both parties.

22.20       GOVERNING LAW. THIS LEASE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES.

22.21       WAIVER OF JURY TRIAL. Each party waives trial by jury in any action, proceeding or counterclaim brought by either of them against the other in connection with: (a) any matter arising out of or in any way connected with this Lease; (b) the relationship of Landlord and Tenant hereunder; (c) Tenant’s use or occupancy of the Leased Premises; (d) any claim of injury or damage; and (e) in any summary or other proceedings to enforce the remedies in this Lease.

22.22       USURY. If any interest or late charges provided for in this Lease are based upon a rate in excess of the maximum legal rate, such charges shall be fixed at the maximum legal rate.

22.23       MEMORANDUM OF LEASE. Upon the request of either party, Landlord and Tenant will, promptly upon the request of either, enter into a short form memorandum of this Lease in form suitable for recording, at Tenant’s expense and acceptable to both parties. The Lease itself shall not be recorded in the public records.

22.24       AUTHORITY. Each party and the individual(s) executing this Lease on its behalf represent and warrant to the other party that such individual(s) have full right, power and authority to execute this Lease on behalf of the party indicated and, if such party is a corporation, that such corporation has full corporate power and authority to enter into this Lease and has taken all corporate action necessary to carry out the transaction contemplated hereby, so that when executed this Lease constitutes a valid and binding obligation enforceable against such corporation.

{THIS PAGE INTENTIONALLY ENDS HERE}

The parties have executed and delivered  this Lease as of the date first stated above.

LANDLORD:
900 MIDDLESEX PROPERTY OWNER, LLC

By:	/s/ Steven E. Goodman
900M Sponsor, LLC, Manager of 900M TPBY, LLC, its sole Member & Manager

TENANT:

MARKFORGED, INC.

By:	/s/ Kevin Rhodes
Its duly authorized
Chief Financial officer

EXHIBIT A

LEASE PLAN

EXHIBIT A-1

EXPANSION PREMISES

EXHIBIT A-2

PARKING

# EXHIBIT A-1

## PARKING

LOT 4C
AREA = 237,565 Sq. Ft.
(5.454 Acres)
Designated Parking

EXHIBIT B

LEGAL DESCRIPTION OF THE PROPERTY

That certain parcel of land, with the buildings thereon situated in Billerica, Middlesex County, Massachusetts and being bounded and described as follows:

PARCEL I

The land together with the buildings and improvements located thereon being located on Middlesex Turnpike, Billerica, Middlesex County, Massachusetts, and being shown as Lot 4C on a plan entitled “Subdivision Plan of Land in Billerica, Massachusetts,” prepared for The Gutierrez Company by Vanasse Hangen Brustlin, Inc., Scale 1 inch = 50 feet dated March 27, 1998 and recorded with the Middlesex North Registry of Deeds in Plan Book 196 Plan 144.

PARCEL II

Together with the benefit of the appurtenant rights and easements, and subject to certain rights and easements, set forth in a Restated Declaration of Easements dated March 19, 1982 recorded with said Deeds in Book 2531, Page 624, with a Plan entitled “Easement Plan - The Middlesex Technology Center” in Billerica, Mass., prepared for The Gutierrez Company dated December 23, 1981 (revised through February 10, 1982) and recorded at Plan Book 136, Plan 55, as affected by a Second Restated Declaration of Easements dated as of August 15, 1997 and recorded on April 10, 1998 in Book 9199, Page 60 and the Easement Plan recorded therewith in Plan Book 196, Plan 136, as further affected by Third Restated Declaration of Easements dated as of June 1, 2000 and recorded on July 26, 2000 as Instrument No. 38214 in Book 10953, Page 101 and the Easement Plan recorded therewith in Plan Book 203, Plan 122.

EXHIBIT C

LANDLORD WORK

•	Demise the Premises per the Lease Plan, including:

○	closing openings between the Premises and Tecnau’s premises,
○	demising/segregating electrical service,

○	sub-metering water service, which will also determine apportionment of sewer expenses,

○	demising/submetering gas service

•	Improve existing entryway with exterior façade improvements and interior vestibule area as shown on plans, to be completed by June 30, 2019.

•	Remove existing chemical storage shed in rear of property

•	Install new rooftop HVAC system to supply “Manufacturing Area” with approximately 170 tons of cooling with capacity to provide 20% outdoor air and 8,000 CFM.

•	Ensure the existing “Office Area” HVAC systems are in good working order, failing which Landlord agrees to replace such systems at its sole cost and expense.

EXHIBIT D

SUBORDINATION, ATTORNMENT,
AND NONDISTURBANCE AGREEMENT

THIS SUBORDINATION, ATTORNMENT, AND NONDISTURBANCE AGREEMENT dated as of the _____day of ______________, 2019, by and among UniBank for Savings (“Mortgagee”), MARKFORGED, INC., a Delaware corporation (“Tenant”) and 900 MIDDLESEX PROPERTY OWNER, LLC, a Massachusetts limited liability company (“Landlord”).

BACKGROUND

By Lease dated _________, (the “Lease”), Landlord leased to Tenant certain premises (the “Leased Premises”) located in the property commonly known as 900 Middlesex Turnpike, Building #4 (a/k/a Middlesex Tech #4, Suburban Park Drive), Billerica, Massachusetts and more particularly described in Exhibit A hereto (the “Property”).

Landlord has granted or will grant to Mortgagee a Mortgage and Security Agreement (said Mortgage together with any amendment, renewal, substitution, extension, or replacement thereof being the “Mortgage”) covering the Property.

Tenant has been requested by Mortgagee and Landlord to enter into a subordination agreement with Mortgagee and Landlord, and Mortgagee has been requested by Tenant and by Landlord to enter into a nondisturbance agreement with Tenant.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Tenant, Landlord, and Mortgagee hereby agree as follows:

1.	Subject to the terms of this Agreement, the Lease and all of the rights of Tenant thereunder are, and shall remain, fully subordinated to the Mortgage and the lien thereof, to any amendment, renewal, substitution, extension, or replacement of the Mortgage and to all subsequent advances and disbursements under the Mortgage.

2.	From time to time, within ten (10) days following written request by Mortgagee, Tenant shall provide Mortgagee with an estoppel certificate certifying to such facts as Mortgagee may reasonably request, including, without limitation, that, to the best of Tenant’s knowledge, no defaults, claims or offsets, or events or situations that, with notice and/or the passage of time, could become a default or the basis for a claim or offset, against or by Tenant or Landlord exist under the Lease or, if any of the same exist, describing the same.

3.	Tenant shall not, without the prior written consent in each instance of Mortgagee, pay rent or other sums due under the Lease more than thirty (30) days in advance of the due date therefor established by the Lease.

4.	Mortgagee shall have no responsibility, liability, or obligation to cure any defaults by Landlord under the Lease, nor shall Mortgagee be subject to claims, defenses, or offsets under the Lease or against Landlord possessed by Tenant and which arise or existed prior to the foreclosure of the Mortgage or Mortgagee’s acceptance of a deed in lieu thereof. If Mortgagee shall foreclose the Mortgage or accept a deed in lieu thereof, it shall do so free and clear of all prior defaults, claims, defenses, or offsets Tenant may have under the Lease and shall not be liable or responsible to Tenant for any act or omission by any prior holder of the Landlord’s interest under the Lease.

5.	In the event of foreclosure of the Mortgage, or in the event that Landlord shall give Mortgagee a deed in lieu thereof, Tenant agrees to attorn to and accept the Mortgagee as landlord under the Lease for the balance then remaining of the term of the Lease subject to all of the terms and conditions of the Lease, except provided however that Tenant and Landlord agree that Mortgagee shall not be (a) liable for any action or omission of any prior landlord under the Lease; or (b) subject to any offsets or defenses that Tenant might have against any prior landlord; or (c) bound by any rent or additional rent that Tenant paid to any prior landlord more than thirty (30) days in advance of the due date therefor established by the Lease; or (d) bound by any security deposit that Tenant may have paid to any landlord, unless such deposit is in an escrow fund available to Mortgagee or Mortgagee is otherwise holding the same; or (e) bound by any amendment or modification of the Lease made without Mortgagee’s consent. Such attornment shall be effective and self-operative without the execution of any further instruments on the part of the parties hereto immediately upon the Mortgagee succeeding to the interest of Landlord in the Leased Premises. Without limiting the self-operative effect of the foregoing, Tenant agrees, upon written demand by Mortgagee after Mortgagee shall succeed to the interest of Landlord in the Leased Premises, to execute an instrument in confirmation of the foregoing provisions, satisfactory to Mortgagee, in which Tenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy.

6.	In consideration of the foregoing agreements of Tenant, Mortgagee agrees that so long as Tenant is not in default under the Lease, (a) it will not disturb the possession of Tenant under the Lease upon any foreclosure of the Mortgage or upon the acceptance of a deed in lieu thereof, and (b) the Lease and the rights of Tenant thereunder shall survive any exercise of remedies under the Mortgage by Mortgagee, which might otherwise terminate, cut-off, or modify the Lease, including, without limitation, any foreclosure and/or sale of the Property that are the subject of the Mortgage, for the term and any extension thereof set forth in the Lease, with the same force and effect as if Mortgagee and Tenant entered into the Lease as landlord and tenant, respectively, with liability thereunder to each other as set forth in the Lease, subject, however, to the provisions of Sections 3, 4, and 5 hereof.

7.	Whenever Tenant shall send Landlord any notices alleging default in Landlord’s performance under the Lease (whether or not required by the terms of the Lease), Tenant shall simultaneously send a copy of such notice to Mortgagee.

8.	This Agreement shall bind and inure to the benefit of the parties hereto and their successors and assigns. As used herein, the term “Tenant” shall include Tenant, its successors, and its assigns; the words “foreclosure” and “foreclosure sale” shall be deemed to include the acquisition of Landlord’s estate in the Property, including the Leased Premises, by voluntary deed (or assignment) in lieu of foreclosure; and the word “Mortgagee” shall include the Mortgagee herein specifically named or any of its successors and assigns, including anyone who shall have succeeded to Landlord’s interest in the Leased Premises by, through, or under foreclosure of the Mortgage, or a deed in lieu of foreclosure including, without limitation, any purchaser at a foreclosure sale.

9.	Whenever notice, demand, or a request may be given hereunder, the same shall always be sufficiently given only if in writing and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

(a)	to Landlord at 133 Pearl Street, Suite 300, Boston, Massachusetts 02110, or at such other address or addresses as may be designated by Landlord by notice given as provided in this Section 9;

(b)	to Tenant at ________________________________________________________________, or at such other address or addresses as may be designated by Tenant by notice given as provided in this Section 9; and

(c)	to Mortgagee at 49 Church Street, Whitinsville, Massachusetts 01588, or at such other address or addresses as may be designated by Mortgagee by notice given as provided in this Section 9;

and only upon receipt or tender for delivery at such address to a person apparently authorized to receive official communications at such address during regular business hours of the addressee. Transmittal by a recognized private express carrier that maintains delivery records or by hand shall have the same effect as a notice mailed as aforesaid.

10.	This Agreement will be governed by, and construed under, the laws of the Commonwealth of Massachusetts.

11.	This Agreement may be executed in multiple counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument.

[This space intentionally left blank; signature page to follow.]

IN WITNESS WHEREOF, the undersigned has caused the execution hereof as an instrument under seal as of the day and year first above written.

TENANT:

MARKFORGED, INC.

By:
Witness	Name:
Title:
Duly Authorized

COMMONWEALTH OF MASSACHUSETTS

________________________________, ss.	______________, 2019
(County)

On this____ day of _____________, 2019, before me, the undersigned notary public, personally appeared __________________, proved to me through satisfactory evidence of identification, which was ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as _____________________ for __________., a corporation, as the voluntary act of the corporation.

, Notary Public
(Notary Printed Name)
My commission expires:

IN WITNESS WHEREOF, the undersigned has caused the execution hereof as an instrument under seal as of the day and year first above written.

MORTGAGEE:

UniBank for Savings

By:
Witness	Marina L. Taylor, Vice President

THE COMMONWEALTH OF MASSACHUSETTS

Worcester, ss.	______________, 2019

On this ____day of _________________, 2019, before me, the undersigned notary public, personally appeared Marina L. Taylor, proved to me through satisfactory evidence of identification, which was ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that she signed it voluntarily for its stated purpose as Vice President for UniBank for Savings, a bank, as the voluntary act of the bank.

, Notary Public
(Notary Printed Name)
My commission expires:

IN WITNESS WHEREOF, the undersigned has caused the execution hereof as an instrument under seal as of the day and year first above written.

LANDLORD:
900 MIDDLESEX PROPERTY OWNER, LLC

By:
Witness	Steven E. Goodman, Its Manager
Duly Authorized

THE COMMONWEALTH OF MASSACHUSETTS

________________________________, ss.	______________, 2019

On this_____ day of __________, 20 ___, before me, the undersigned notary public, personally appeared Steven E. Goodman, proved to me through satisfactory evidence of identification, which was ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as Manager for _____________________, a limited liability company, as the voluntary act of the limited liability company.

, Notary Public
(Notary Printed Name)
My commission expires:

Exhibit A

That certain parcel of land, with the buildings thereon situated in Billerica, Middlesex County, Massachusetts and being bounded and described as follows:

PARCEL I

The land together with the buildings and improvements located thereon being located on Middlesex Turnpike, Billerica, Middlesex County, Massachusetts, and being shown as Lot 4C on a plan entitled “Subdivision Plan of Land in Billerica, Massachusetts,” prepared for The Gutierrez Company by Vanasse Hangen Brustlin, Inc., Scale 1 inch = 50 feet dated March 27, 1998 and recorded with the Middlesex North Registry of Deeds in Plan Book 196 Plan 144.

PARCEL II

Together with the benefit of the appurtenant rights and easements, and subject to certain rights and easements, set forth in a Restated Declaration of Easements dated March 19, 1982 recorded with said Deeds in Book 2531, Page 624, with a Plan entitled “Easement Plan – The Middlesex Technology Center” in Billerica, Mass., prepared for The Gutierrez Company dated December 23, 1981 (revised through February 10, 1982) and recorded at Plan Book 136, Plan 55, as affected by a Second Restated Declaration of Easements dated as of August 15, 1997 and recorded on April 10, 1998 in Book 9199, Page 60 and the Easement Plan recorded therewith in Plan Book 196, Plan 136, as further affected by Third Restated Declaration of Easements dated as of June 1, 2000 and recorded on July 26, 2000 as Instrument No. 38214 in Book 10953, Page 101 and the Easement Plan recorded therewith in Plan Book 203, Plan 122.

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